NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
23 JULY 2025
RECOMMENDED CASH ACQUISITION
of
ALPHA GROUP INTERNATIONAL PLC
("ALPHA")
by
CORPAY, INC.
("CORPAY")
to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006
Summary
    The boards of Corpay and Alpha are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of Alpha by Corpay.
    Under the terms of the Acquisition, each Alpha Shareholder will be entitled to receive:
for each Alpha Share:        4,250 pence in cash
    The Acquisition Price values the entire issued and to be issued ordinary share capital of Alpha at approximately £1,805 million on a fully diluted basis and represents a premium of approximately:
o    55% to Alpha's undisturbed share price of £27.45 per share on 1 May 2025 (being the last Business Day before Corpay's announcement on 2 May 2025 that it was in discussions with Alpha in relation to a possible cash offer for Alpha); and

o    71% to Alpha's volume-weighted-average price of £24.81 per share for the one-month period ended 1 May 2025.
    The terms of the Acquisition imply an enterprise value of Alpha of £1,610 million.
    The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act (the "Scheme"), or if Corpay elects, with the consent of the Panel and subject to the terms of the Co-operation Agreement, by way of a Takeover Offer.
    If any dividend and/or other distribution and/or other return of value or capital is authorised, declared, made or paid or becomes payable in respect of Alpha Shares on or after the date of
Alpha Group - Restricted

this Announcement, Corpay reserves the right to reduce the Acquisition Price by the aggregate amount of such dividend and/or other distribution and/or other return of value or capital.
Background to and reasons for the Acquisition
Corpay regularly evaluates opportunities to expand its cross-border business and is excited about the opportunity to acquire Alpha. This marquee acquisition will bring together the complementary strengths of both organisations, uniting Alpha's European regional capabilities and alternative banking solutions with Corpay's global scale and operational excellence. Corpay has significant respect for Alpha and its management and believes that the cultural alignment of the two businesses will create significant long term value for clients, partners, employees and other stakeholders.
Alpha's two business segments are particularly appealing to Corpay. Alpha has built a fast growing Corporate FX business with operations across Europe, Canada and Australia which is complementary to Corpay's existing cross-border business. Further, acquiring Alpha will also unlock new opportunities for Corpay within Alpha's Private Markets segment, where Alpha currently has a stronger European presence. The Private Markets segment targets a large addressable market sector and provides exposure to institutional fund clients, an underserved client segment for Corpay today. Alpha's deep client relationships and advisory-led approach will complement Corpay's scale, technology, geographic reach and financial capabilities.
The Acquisition will further progress Corpay's strategic objective to accelerate its cross-border growth, while continuing to enhance its product capabilities and breadth. Corpay anticipates that, by offering both prospects and clients a more comprehensive product portfolio, greater opportunities will be unlocked within the combined client bases of both Alpha and Corpay. In addition, Corpay believes that its leadership team has the experience to execute a seamless integration process with minimal disruption to customers.
The acquisition of Alpha presents an exciting opportunity to create an enhanced cross-border platform positioned to serve clients more effectively, and benefit from increased scale and accelerated growth prospects. Corpay is enthusiastic about the opportunities which the Acquisition presents and looks forward to leveraging the combined strengths of Corpay and Alpha to achieve its long-term strategic goals. It is Corpay's belief that the Acquisition will deliver significant value to all stakeholders. Corpay expects that the Acquisition will deliver meaningful revenue and expense synergies, be accretive to revenue growth, and be at least $0.50 accretive to Corpay's cash EPS in the 2026 financial year.
Background to and reasons for the Alpha Directors' recommendation
Alpha, an award-winning global provider of financial solutions, has a proven record of achieving double digit top line growth through its high-tech, high-touch approach and focus on delivery of long-term value for corporate and private market clients. This success has been driven by a team of over 500 talented professionals across 11 international offices, united by a high-performance culture that fosters growth, innovation and shared rewards.
Alpha's core strategy is to drive strong and durable organic growth through: (i) growing its client base by expanding into existing and new markets, whilst developing its products and services to cater for a broader range of client needs; and (ii) retaining existing clients and growing wallet share by increasing the value added and services offered to them. The Alpha Board believes these factors combine to produce a substantial runway for future growth, which can deliver significant value to shareholders over time, notwithstanding execution and market risks.
In assessing the offer, the Alpha Board has considered Alpha's different revenue streams: (i) core group revenues; and (ii) net treasury income. The Alpha Board has also considered the value of cash on balance sheet. Having considered the offer across a range of different valuation methodologies, the Alpha Board believes that the Corpay offer represents a highly attractive opportunity to realise a certain cash value now that is fully reflective of the future growth opportunity and the strategic value of the Alpha Group. This can be seen through the very high premia that the offer represents relative to a
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range of recent trading benchmarks with or without an adjustment to reflect the value of the Alpha cash on its balance sheet on a pound-for-pound only basis (i.e. with no premium on the cash).
The Corpay Offer implies a premium of approximately:
    55% (67% on a cash adjusted basis) to Alpha's undisturbed share price of £27.45 per share on 1 May 2025 (being the last Business Day before Corpay's announcement on 2 May 2025 that it was in discussions with Alpha in relation to a possible cash offer for Alpha); and
    71% (90% on a cash adjusted basis) to Alpha's volume-weighted-average price of £24.81 per share for the one-month period ended 1 May 2025.
Further, the Corpay offer implies a 45% share price CAGR since Alpha's IPO on 7 April 2017 at £1.96 per share.
Since inception, Alpha has placed a premium on, and invested significant resources in developing, a team-focused high-performance culture which has been essential to the company's success. In assessing the offer, the Alpha Directors have assessed Corpay's intentions for the broader business, management, employees and other stakeholders, placing particular emphasis on how this culture will be maintained, and how the interests of employees will be safeguarded. The Alpha Board believes that the combined business will create highly attractive opportunities for management and employees to grow within the combined organisation.
Accordingly, following careful consideration of the above factors, the Alpha Directors intend unanimously and unconditionally to recommend the Acquisition to Alpha Shareholders.
Alpha Directors' recommendation
    The Alpha Directors, who have been so advised by Centerview and Peel Hunt as to the financial terms of the Acquisition, unanimously consider the terms of the Acquisition to be fair and reasonable. In providing their advice to the Alpha Directors, Centerview and Peel Hunt have each taken into account the commercial assessments of the Alpha Directors. Centerview and Peel Hunt are providing independent financial advice to the Alpha Directors for the purpose of Rule 3 of the Takeover Code.
    Accordingly, the Alpha Directors intend unanimously to recommend that Alpha Shareholders vote in favour of both the Scheme at the Court Meeting and the Special Resolution. The Alpha Directors have irrevocably undertaken to do so in respect of their own beneficial holdings (and those of certain of their connected persons) in respect of which they control the voting rights.
Irrevocable undertakings
    Corpay has received irrevocable undertakings from each of the Alpha Directors who holds Alpha Shares to vote in favour of both the Scheme at the Court Meeting and the Special Resolution in respect of their own beneficial holdings in respect of which they control the voting rights amounting, in aggregate, to 772,282 Alpha Shares, and representing approximately 1.83% of Alpha's issued ordinary share capital at close of business on the Latest Practicable Date (or, if the Acquisition is implemented by way of a Takeover Offer to accept or procure acceptance of the Takeover Offer).
    Corpay has also received an irrevocable undertaking from Morgan Tillbrook to vote, or procure the vote, in favour of both the Scheme at the Court Meeting and the Special Resolution in respect of his entire beneficial holding of Alpha Shares (excluding any Pledged Shares transferred for the purposes of satisfying awards in accordance with the Linking Deed) amounting, in aggregate, to 5,076,898 Alpha Shares, and representing approximately 12% of Alpha's issued ordinary share capital at close of business on the Latest Practicable Date (or, if the Acquisition is implemented by way of a Takeover Offer to accept or procure acceptance of the Takeover Offer).
Alpha Group - Restricted

    In total, therefore, irrevocable undertakings to vote in favour of the Scheme and the Special Resolution have been received from Alpha Shareholders controlling, in aggregate, 5,849,180 Alpha Shares, which represents approximately 13.83% of the ordinary share capital of Alpha in issue on the Latest Practicable Date.
    All of the above irrevocable undertakings remain binding even in the event of a competing offer for Alpha at a price higher than the Acquisition Price.
    Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.
Timetable and Conditions
    The Acquisition will be put to Alpha Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75% in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme and approving certain other matters must be passed by Alpha Shareholders representing at least 75% of votes cast at the General Meeting.
    The Acquisition is subject to the further conditions and terms set out in Appendix I to this Announcement. It is expected that, subject to the satisfaction or waiver of all such conditions, the Scheme will become Effective during the fourth quarter of 2025.
    The Scheme Document, containing further information about the Acquisition, and notices of the Court Meeting and the General Meeting and the expected timetable of the Scheme, together with the Forms of Proxy, is expected to be published as soon as reasonably practicable and in any case (save with the consent of the Panel) within 28 days of this Announcement and it will be made available by Alpha www.alphagroup.com and Corpay at www.corpay.com.
    It is Alpha's expectation and intention that the Court Meeting and General Meeting will be held on 2 September 2025.
Commenting on the Acquisition, Ronald Clarke, CEO of Corpay said:
"We couldn't be happier to acquire Alpha. This transaction meaningfully expands our relationships with investment managers and results in four Cross Border customer segments: corporates, financial institutions, investment funds and digital currency providers.
We're acquiring Alpha for three reasons. First, it's a large, highly complementary, fast growing corporate payments asset with good prospects. Second, Alpha is a leading provider of alternative bank accounts to European-based investment managers. There is significant runway to expand those investment manager relationships into the US and Asia with our help. The banking account product and Alpha's technology extend our Cross Border solution set and further diversifies our revenue streams. And third, we expect the acquisition to be highly EPS accretive in 2026."
Commenting on the Acquisition, Dame Jayne-Anne Gadhia (DBE, CVO), Chair of Alpha said:
"As Chair of Alpha I am delighted that Corpay has made an offer for the business which the Board considers to be in the best interests of shareholders, clients and staff.
Whilst the Board has always been highly confident in the company's ability to drive significant organic growth on a standalone basis, the material premium that Corpay has offered represents full value in cash for this growth.
The exceptional team at Alpha have built an award winning, FTSE 250 global business with over 500 staff in 11 countries serving clients around the world. It is a privilege to work with them.
Alpha Group - Restricted

We are excited about the opportunity within Corpay and confident that our people can add to the success of the enlarged group."
Commenting on the Acquisition, Clive Kahn, Chief Executive of Alpha said:
"I've had the tremendous privilege of serving on the Board of Alpha since 2016. Over that time, I've witnessed a budding business with a differentiated approach become an established player in its field, thanks primarily to a smart strategy, sound execution, and most importantly, great people. Under the leadership of Alpha's founder and former CEO, Morgan Tillbrook, the team built a company that not only achieved consistent annual double-digit revenue growth but did so by putting clients first and doing things the right way. That's a rare combination, and it's what sets Alpha apart.
The offer from Corpay is a strong endorsement of the Alpha management team's achievements. It provides shareholders with an attractive return, and it gives the business an opportunity to maintain and extend its growth record as part of a larger group that respects and shares its values. Importantly, Corpay's acquisition rationale wasn't solely based on our performance. It has expressed significant appreciation of Alpha's talent and cultural density. It admires how we lead with performance but always put the customer first. And it wants that spirit to continue as part of the Corpay group.
Great outcomes come from putting the right people in the right environment. Joining Corpay, our team will have access to greater scale and resources, but even more importantly, they'll be part of a culture that values what we've built. I'm confident this next chapter will unlock new potential, for our people, our clients, and the business as a whole."
This summary should be read in conjunction with, and is subject to, the full text of this Announcement including its Appendices.
The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix II to this Announcement contains the sources of information and bases of calculations of certain information contained in this summary and this Announcement. Appendix III to this Announcement contains a summary of the irrevocable undertakings received in relation to this Acquisition and Appendix IV to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.
Alpha Group - Restricted

Enquiries:

Corpay	via Oppenheimer
Jim Eglseder (Investor Relations) Chad Corley (Media Relations)
Oppenheimer Europe (Financial Adviser to Corpay)	+44 20 7220 1900
Ernest Bell Richard Clarke Lucia Sviatkova
Alpha	via Peel Hunt
Clive Kahn, CEO Tim Powell, CFO
Centerview (Joint Financial Adviser to Alpha)	+44 20 7409 9700
Tadhg Flood Hadleigh Beals
Peel Hunt (Joint Financial Adviser and Corporate Broker to Alpha)	+44 20 7418 8900
Neil Patel Benjamin Cryer
Panmure Liberum (Corporate Broker to Alpha)	+44 20 3100 2000
Max Jones William King
Alma Strategic Communications (Financial Public Relations)	+44 77 8090 1979
Josh Royston Andy Bryant
Jones Day is retained as legal adviser to Corpay. Freshfields LLP is retained as legal adviser to Alpha.

Inside Information
This Announcement contains inside information as defined in the UK version of the Market Abuse Regulation (EU) No.596/2014, which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. Upon the publication of this Announcement via a Regulatory Information Service, such inside information will be considered to be in the public domain. The person responsible for the release of this announcement on behalf of Corpay is Daniel Fishbein (General Counsel) and the person responsible for the release of this announcement on behalf of Alpha is Tim Powell (Chief Financial Officer).
Important Notice
Oppenheimer, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial advisor to Corpay and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Corpay for providing the protections afforded to clients of Oppenheimer nor for providing advice in relation to the matters set out in this announcement. Neither Oppenheimer nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Oppenheimer in connection with this announcement, any statement contained herein or otherwise.
Centerview, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser to Alpha and no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Alpha for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement, or another other matters referred to in this Announcement. Neither Centerview nor any of its affiliates, nor any of Centerview's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts
Alpha Group - Restricted

any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Centerview in connection with this Announcement, any statement contained herein or otherwise.
Peel Hunt, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser and corporate broker to Alpha and for no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Alpha for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement, or any other matter referred to in this Announcement. Neither Peel Hunt nor any of its affiliates, nor any of Peel Hunt's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Peel Hunt in connection with this Announcement any statement contained herein or otherwise.
Panmure Liberum, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as corporate broker to Alpha and for no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Alpha for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement, or any other matter referred to in this Announcement. Neither Panmure Liberum nor any of its affiliates, nor any of Panmure Liberum's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Panmure Liberum in connection with this Announcement any statement contained herein or otherwise.
This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Alpha in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the offer document) which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any vote or decision in respect of the Scheme (or the Takeover Offer, if applicable) or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the offer document).
This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
This Announcement does not constitute a prospectus or prospectus equivalent document. The statements contained in this Announcement are not to be construed as legal, business, financial or tax advice.
Alpha will prepare the Scheme Document (or, if applicable, Corpay will prepare the offer document) to be distributed to Alpha Shareholders. Alpha and Corpay urge Alpha Shareholders to read the Scheme Document (or, if applicable, the offer document) when it becomes available because it will contain important information relating to the Acquisition.
Overseas Shareholders
The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom and the United States may be restricted by law and/or regulations. Persons who are not resident in the United Kingdom or the United States or who are subject to the laws and regulations of other jurisdictions should inform themselves of, and observe, any applicable requirements.
Alpha Group - Restricted

Unless otherwise determined by Corpay or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions where to do so would violate the laws in those jurisdictions. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), such Takeover Offer may not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction.
The availability of the Acquisition to Alpha Shareholders who are not resident in the United Kingdom or the United States (and, in particular, their ability to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf) may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom or the United States should inform themselves of, and observe, any applicable requirements, as any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Listing Rules.
Further details in relation to Overseas Shareholders will be contained in the Scheme Document (or, if applicable, the offer document).
Shareholders subject to Sanctions
If any Alpha Shares are directly or indirectly owned, held or controlled by a Sanctioned Person on or after the date of the Announcement: (a) such Alpha Shares will not form part of, and will not be transferred pursuant to, the Acquisition and/or the Scheme; (b) any purported vote by or on behalf of any shareholder of such Alpha Shares at the Court Meeting or the General Meeting will not be treated as valid; (c) no shareholder of such Alpha Shares will receive any Cash Consideration unless and until such payment complies with Sanctions (including under requisite licenses which may be obtained by Corpay from a Sanctions Authority); and (d) under the terms of the Acquisition and the Scheme, with effect on and from the Effective Date, all rights attaching to such Alpha Shares will cease to be exercisable.
Additional Information for US Investors
The Acquisition is being made to acquire the securities of an English company by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is generally not subject to the proxy solicitation or tender offer rules under the US Exchange Act. Instead, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the US under the US Exchange Act.
The financial information on Alpha included in this Announcement and the Scheme documentation (or, if the Acquisition is to be implemented by way of a Takeover Offer, the documents to be sent to Alpha Shareholders which will contain the terms and conditions of such Takeover Offer) has been or will have been prepared in accordance with accounting standards applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are
Alpha Group - Restricted

prepared in accordance with generally accepted accounting principles in the US. Generally accepted accounting principles in the US differ in significant respects from accounting standard applications in the United Kingdom.
Neither the US Securities and Exchange Commission, nor any US state securities commission or any securities commission of other jurisdictions, has approved or disapproved the Acquisition, passed judgement upon the fairness or the merits of the Acquisition or passed judgement upon the adequacy or accuracy of this Announcement. Any representation to the contrary may be a criminal offence in the United States.
If Corpay were to elect to implement the Acquisition by means of a Takeover Offer and determined to extend the Takeover Offer into the US, such Takeover Offer would be made in compliance with all applicable US laws and regulations, including to the extent applicable Section 14(e) of the US Exchange Act and Regulation 14E thereunder, and in accordance with the Takeover Code. Such a takeover would be made in the United States by Corpay and no one else. Accordingly, the Acquisition would be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and law.
The receipt of cash pursuant to the Acquisition by a US holder as consideration for the transfer of its Scheme Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws.
Each US Alpha Shareholder is urged to consult his or her independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him or her.
It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Alpha is located in a country other than the US, and all of its officers and directors are residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgement.
In accordance with normal UK practice and consistent with Rule 14e-5(b) under the US Exchange Act, Corpay, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, shares in Alpha outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes Effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made they would occur either in the open market at prevailing prices or in private transactions at negotiated prices and comply with applicable law, including to the extent applicable the US Exchange Act. Any information about such purchases or arrangements to purchase will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.
In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Peel Hunt and its affiliates will continue to act as an exempt principal trader in Alpha securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.
Forward Looking Statements
This Announcement (including information incorporated by reference in the Announcement), oral statements made regarding the Acquisition, and other information published by Corpay and Alpha, in each case, regarding the Acquisition, the expected timing of the Acquisition and the anticipated
Alpha Group - Restricted

financial and other benefits of the Acquisition may contain certain statements, trends, expectations, forecasts estimates or other forward-looking information affecting or relating to Corpay or Alpha or their respective industries, products or activities which are, or may be deemed to be, "forward looking statements", including for the purposes of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of the respective documents in which they are made and may often, but not always, be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "hopes," "anticipates," "aims," "plans," "estimates," "projects," "targets," "intends," "forecasts," "outlook," "impact," "potential," "confidence," "improve," "continue," "optimistic," "deliver," "comfortable," "trend," and "seeks," or phrases or statements that certain actions, events or results "could," "should," "would," or "might" be taken, or the negative of such terms or other variations on such terms or comparable terminology. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These statements are based on assumptions and assessments made by Alpha, and/or Corpay, as the case may be, in light of their experience and their perception of historical trends, current conditions, future developments and other factors that they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors that could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements are unknown.
Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the satisfaction of the Conditions; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Acquisition; the parties' abilities to successfully integrate Alpha's operations into those of Corpay and otherwise achieve the anticipated benefits of the Acquisition, including revenue growth and/or expense savings, within the expected timelines or at all; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicles, retail lodging prices, foreign exchange rates and interest rates develop as anticipated and Corpay's and/or Alpha's ability to develop successful strategies if these trends change; Corpay's and/or Alpha's ability to successfully execute the strategic plan for the combined company, manage its growth and achieve its performance targets; and other risk factors are described herein and in Corpay and Alpha's other respective filings, including Alpha's Annual Report and accounts for the year ended 31 December, 2024 and Corpay's Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission. Many of these important factors are outside of Corpay's or, as the case may be, Alpha's control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, cost reductions, business strategies, earnings or revenue trends or future financial results.
Given the risks and uncertainties, undue reliance should not be placed on forward-looking statements as a prediction of actual results. Should one or more of the risks or uncertainties mentioned materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the relevant documents. Neither Corpay nor Alpha, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Corpay, Alpha and their respective affiliated companies assume no obligation to update or correct the information contained in the documents in this part of the website, whether as a result of new information, future events or otherwise, except to the extent legally required (including under the Listing Rules and the Disclosure and Transparency Rules of the FCA). The statements contained in the documents in this part of the website are made as at the date of such documents, unless some other time is specified in relation to them, and service of the relevant documents shall not give rise to any implication that there has been no change in the facts set out in such documents since such date(s).
No Profit Forecasts, Estimates or Quantified Benefits Statements
No statement in this Announcement is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Announcement should be interpreted to
Alpha Group - Restricted

mean that earnings or earnings per share for Alpha for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Alpha.
Disclosure Requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Electronic Communications
Please be aware that addresses, electronic addresses and certain information provided by Alpha Shareholders, persons with information rights and other relevant persons for the receipt of communications from Alpha may be provided to Corpay during the offer period as requested under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.
Publication on Website and Availability of Hard Copies
A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Alpha's website at www.alphagroup.com and Corpay's website at www.corpay.com by
Alpha Group - Restricted

no later than 12 noon (London time) on 24 July 2025. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement.
Alpha Shareholders and persons with information rights may request a hard copy of this Announcement by contacting Alma Strategic Communications between 9:30 a.m. and 5:00 p.m. (London time) Monday to Friday (public holidays excepted) on +44 (0)77 8090 1979. Calls to this number are charged at national rates or, in the case of calls from outside the UK, at the applicable international rate. Calls from a mobile device may incur network extras. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are a resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.
Alpha Group - Restricted

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
23 JULY 2025
RECOMMENDED CASH ACQUISITION
of
ALPHA GROUP INTERNATIONAL PLC
("ALPHA")
by
CORPAY, INC.
("CORPAY")
to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006
1.Introduction
The boards of Corpay and Alpha are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of Alpha by Corpay.
The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act (the "Scheme"), or if Corpay elects, with the consent of the Panel and subject to the terms of the Co-operation Agreement, by way of a Takeover Offer.
2.The Acquisition
    Under the terms of the Acquisition, which will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document, Scheme Shareholders who are on the register of members of Alpha at the Scheme Record Time will be entitled to receive:
for each Alpha Share:        4,250 pence in cash
    The Acquisition values the entire issued and to be issued ordinary share capital of Alpha at approximately £1,805 million on a fully diluted basis and represents a premium of approximately:
o    55% to Alpha's undisturbed share price of £27.45 per share on 1 May 2025 (being the last Business Day before Corpay's announcement on 2 May 2025 that it was in discussions with Alpha in relation to a possible cash offer for Alpha); and

o    71% to Alpha's volume-weighted-average price of £24.81 per share for the one-month period ended 1 May 2025.
    The terms of the Acquisition imply an enterprise value of Alpha of £1,610 million.
Alpha Group - Restricted

    If any dividend and/or other distribution and/or other return of value or capital is authorised, declared, made or paid or becomes payable in respect of Alpha Shares on or after the date of this Announcement, Corpay reserves the right to reduce the Acquisition Price by the aggregate amount of such dividend and/or other distribution and/or other return of value or capital.
It is expected that the Scheme Document will be published as soon as reasonably practicable and in any case within 28 days of the date of this Announcement (unless Alpha and Corpay otherwise agree, and the Panel consents, to a later date). It is Alpha's expectation and intention that the Court Meeting and the General Meeting will be held on 2 September 2025. It is expected that, subject to the satisfaction of all relevant conditions, the Scheme will become Effective during the fourth quarter of 2025.
3.Background to and reasons for the Acquisition
Corpay regularly evaluates opportunities to expand its cross-border business and is excited about the opportunity to acquire Alpha. This marquee acquisition will bring together the complementary strengths of both organisations, uniting Alpha's UK and European regional capabilities and alternative banking solutions with Corpay's global scale and operational excellence. Corpay has significant respect for Alpha and its management and believes that the cultural alignment of the two businesses will create significant long term value for clients, partners, employees and other stakeholders.
Alpha's two business segments are particularly appealing to Corpay. Alpha has built a fast growing Corporate FX business with operations across Europe, Canada and Australia which is complementary to Corpay's existing cross-border business. Further, acquiring Alpha will also unlock new opportunities for Corpay within Alpha's Private Markets segment, where Alpha currently has a stronger European presence. The Private Markets segment targets a large addressable market sector and provides exposure to institutional fund clients, an underserved client segment for Corpay today. Alpha's deep client relationships and advisory-led approach will complement Corpay's scale, technology, geographic reach and financial capabilities.
The Acquisition will further progress Corpay's strategic objective to accelerate its cross-border growth, while continuing to enhance its product capabilities and breadth. Corpay anticipates that, by offering both prospects and clients a more comprehensive product portfolio, greater opportunities will be unlocked within the combined client bases of both Alpha and Corpay. In addition, Corpay believes that its leadership team has the experience to execute a seamless integration process with minimal disruption to customers.
The acquisition of Alpha presents an exciting opportunity to create an enhanced cross-border platform positioned to serve clients more effectively, and benefit from increased scale and accelerated growth prospects. Corpay is enthusiastic about the opportunities which the Acquisition presents and looks forward to leveraging the combined strengths of Corpay and Alpha to achieve its long-term strategic goals. It is Corpay's belief that the Acquisition will deliver significant value to all stakeholders. Corpay expects that the Acquisition will deliver meaningful revenue and expense synergies, be accretive to revenue growth, and be at least $0.50 accretive to Corpay's cash EPS in the 2026 financial year.
4.Recommendation by the Alpha Directors
The Alpha Directors, who have been so advised by Centerview and Peel Hunt as to the financial terms of the Acquisition, unanimously consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Alpha Directors, Centerview and Peel Hunt have taken into account the commercial assessments of the Alpha Directors. Centerview and Peel Hunt are providing independent financial advice to the Alpha Directors for the purpose of Rule 3 of the Takeover Code.
The Alpha Directors consider the terms of the Acquisition to be in the best interests of Alpha Shareholders as a whole and, accordingly, the Alpha Directors intend unanimously to recommend that Alpha Shareholders vote in favour of both the Scheme at the Court Meeting and the Special Resolution. The Alpha Directors have irrevocably undertaken to do so in respect of their own beneficial holdings (and those of their connected persons) in respect of which they control the voting rights
Alpha Group - Restricted

amounting to 772,282 Alpha Shares representing, in aggregate, approximately 1.83% of the ordinary share capital of Alpha in issue on the Latest Practicable Date.
5.Background to and reasons for the Alpha Directors' recommendation
Alpha, an award-winning global provider of financial solutions, has a proven record of achieving double digit top line growth through its high-tech, high-touch approach and focus on delivery of long-term value for corporate and private market clients. This success has been driven by a team of over 500 talented professionals across 11 international offices, united by a high-performance culture that fosters growth, innovation and shared rewards.
Alpha's core strategy is to drive strong and durable organic growth through: (i) growing its client base by expanding into existing and new markets, whilst developing its products and services to cater for a broader range of client needs; and (ii) retaining existing clients and growing wallet share by increasing the value added services offered to them. The Alpha Board believes these factors combine to produce a substantial runway for future growth, which can deliver significant value to shareholders over time, notwithstanding execution and market risks.
In assessing the offer, the Alpha Board has considered Alpha's different revenue streams: (i) core group revenues; and (ii) net treasury income. The Alpha Board has also considered the value of cash on balance sheet. Having considered the offer across a range of different valuation methodologies, the Alpha Board believes that the Corpay offer represents a highly attractive opportunity to realise a certain cash value now that is fully reflective of the future growth opportunity and the strategic value of the Alpha Group. This can be seen through the very high premia that the offer represents relative to a range of recent trading benchmarks with or without an adjustment to reflect the value of the Alpha cash on its balance sheet on a pound-for-pound only basis (i.e. with no premium on the cash).
The Corpay Offer implies a premium of approximately:
    55% (67% on a cash adjusted basis) to Alpha's undisturbed share price of £27.45 per share on 1 May 2025 (being the last Business Day before Corpay's announcement on 2 May 2025 that it was in discussions with Alpha in relation to a possible cash offer for Alpha); and
    71% (90% on a cash adjusted basis) to Alpha's volume-weighted-average price of £24.81 per share for the one-month period ended 1 May 2025.
Further, the Corpay offer implies a 45% share price CAGR since Alpha's IPO on 7 April 2017 at £1.96 per share.
Since inception, Alpha has placed a premium on, and invested significant resources in developing, a team-focused high-performance culture which has been essential to the company's success. In assessing the offer, the Alpha Directors have assessed Corpay's intentions for the broader business, management, employees and other stakeholders, placing particular emphasis on how this culture will be maintained, and how the interests of employees will be safeguarded. The Alpha Board believes that the combined business will create highly attractive opportunities for management and employees to grow within the combined organisation.
Accordingly, following careful consideration of the above factors, the Alpha Directors intend unanimously and unconditionally to recommend the Acquisition to Alpha Shareholders.
6.Irrevocable undertakings
Corpay has received irrevocable undertakings from each of the Alpha Directors who holds Alpha Shares to vote in favour of both the Scheme at the Court Meeting and the Special Resolution in respect of their own beneficial holdings in respect of which they control the voting rights amounting, in aggregate, to 772,282 Alpha Shares, and representing approximately 1.83% of Alpha's issued ordinary share capital at close of business on the Latest Practicable Date (or, if the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer).
Alpha Group - Restricted

Corpay has also received an irrevocable undertaking from Morgan Tillbrook to vote, or procure the vote, in favour of the Scheme at both the Court Meeting and the Special Resolution in respect of his entire beneficial holding of Alpha Shares (excluding any Pledged Shares transferred for the purposes of satisfying awards in accordance with the Linking Deed) amounting, in aggregate, to 5,076,898 Alpha Shares, and representing approximately 12% of Alpha's issued ordinary share capital at close of business on the Latest Practicable Date (or, if the Acquisition is implemented by way of a Takeover Offer to accept or procure acceptance of the Takeover Offer).
In total, therefore, irrevocable undertakings to vote in favour of the Scheme and the Special Resolution have been received from Alpha Shareholders controlling, in aggregate, 5,849,180 Alpha Shares, which represents approximately 13.83% of the ordinary share capital of Alpha in issue on the Latest Practicable Date.
All of the above irrevocable undertakings remain binding even in the event of a competing offer for Alpha at a price higher than the Acquisition Price.
Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.
7.Information on Corpay
Corpay, the corporate payments company, is a global S&P 500 provider of commercial cards (e.g., business cards, fleet cards, virtual cards) and AP automation solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Corpay's solutions "keep business moving" and result in its customers better controlling purchases, mitigating fraud, and ultimately spending less. Corpay has the following reportable segments: Corporate Payments, Vehicle Payments, Lodging Payments and Other. These segments reflect how Corpay organises and manages its global employee base, manages operating performance and executes on strategic initiatives. Corpay's Corporate Payments solutions simplify and automate vendor payments and include accounts payable (AP) automation, virtual cards, cross-border payments and purchasing and travel and entertainment card products. Corpay's Vehicle Payments solutions help control and monitor spending and include fuel card offerings, tolls and other complementary products. Corpay's Lodging Payments solutions help businesses manage their lodging costs, while simplifying the management of hotels and housing.
Corpay is listed on the New York Stock Exchange (NYSE:CPAY) with a market capitalisation of approximately US$23.3 billion. For the year ended 31 December 2024 Corpay reported audited revenues of US$4.0 billion and adjusted net income of US$1.4 billion. As at 31 March 2025, Corpay had net assets of US$3.5 billion, and cash and cash equivalents of US$1.6 billion.
8.Information on Alpha
Alpha is an award-winning global provider of financial solutions to some of the world's most respected organisations. Since its formation, Alpha has challenged traditional broker and banking models through its high-tech, high-touch approach and focus on maximising efficiency, certainty and delivering long-term value for corporate and private market clients. Alpha's success has been driven by a team of over 500 talented professionals across 11 international offices, united by a high-performance culture that fosters growth, innovation and shared rewards.
Alpha's Corporate division is built on a consultative, relationship-led model that delivers tailored hedging strategies and execution services to mid-market and large-cap clients. Alpha's Private Markets division provides the private capital markets sector with multi-currency accounts, FX risk management services, and streamlined debt-sourcing and advisory services around the structuring of fund finance facilities.
9.Alpha's current trading
Alpha's strong trading momentum achieved in the second half of 2024 continued into the first half of 2025. Alpha expects to report Alpha Group revenue of c.£86 million for the six months ended 30 June
Alpha Group - Restricted

2025 ("H1 2025"), (H1 2024: £64 million), representing year-on-year growth of 34%. This strong revenue performance was driven by exceptionally robust trading in the Corporate division, reflecting its continued success across its network of offices. Front office commission costs within the Corporate division grew proportionately ahead of revenue resulting in the Alpha Group gross profit growth rate below Alpha Group revenue growth rate.
The Private Markets division experienced suppressed market conditions consistent with those described at the time of the publication of final results in March 2025. Private Markets continues, however, to benefit from its diversified and strong product suite, generating revenue marginally above the prior period and continues to generate significant levels of interest income. The Alpha Group generated £39 million in net treasury income (Own and Client), taking total income in H1 2025 to £125 million (H1 2024: £107 million).
Following the founder awards being issued in Q1 2025, Alpha Group needs to reflect a non-underlying, non-cash, non-dilutive share-based payment charge of £12 million in its accounts. Alpha Group also incurred certain non-contingent fees in connection with the Acquisition. Both costs reduced Alpha Group's statutory profit before tax for H1 2025.
10.Corpay's intentions with regards to Alpha's management, employees, research and development, locations of business and pension schemes
Strategic plans for Alpha
Corpay is attracted by Alpha's extensive experience providing risk management solutions to global corporate and institutional fund clients, and its impressive track record of growth and innovation. There is a strong strategic and cultural alignment between the Corpay and Alpha management teams, and the companies share high-performance cultures.
Immediately following completion of the Acquisition, it is intended that Alpha will be managed as a wholly-owned subsidiary of Corpay with Alpha's Corporate FX segment subsequently being integrated with Corpay's Cross Border business.
Corpay has particular interest in the various new opportunities within Alpha's Private Markets division as a foundation from which to expand its global institutional fund business.
Employees and management
Corpay believes that Alpha's most valuable assets are its people and greatly values the skills and experience of Alpha's employees and management team. The proposed combination is expected to result in expanded career development opportunities for Alpha employees, new roles, broader responsibilities, and further opportunities for growth within a large, global organisation.
Corpay intends to put in place attractive retention and incentive arrangements following completion of the Acquisition, which will include participation in Corpay's existing long term employee equity programme (which allows for the grant of both performance and time-based awards).
Corpay has not entered into and has not held discussions on proposals to enter into, any form of incentive arrangement with any member of Alpha's management team and does not intend that any such discussions will take place until completion of the Acquisition.
Corpay intends, in the first six months following closing of the Acquisition, to conduct a strategic review to validate its initial assessment of Alpha and its integration plans. Concurrently with the strategic review, Corpay may begin taking integration steps, including the transfer of customers onto Corpay's platform.
The strategic review will include an assessment of employee roles and functions. Initial due diligence indicates possible role overlaps in some functions, in particular in administrative and head office/listed company functions. Possible headcount reductions may impact relevant employees from both
Alpha Group - Restricted

businesses. Based on a preliminary assessment these possible reductions, if made solely within Alpha's business, could affect up to 13% of Alpha's employees. At this stage, a specific proposal as to the number of individuals affected, or how any such reductions are to be implemented, has not yet been developed. Any such proposal will be finalised and implemented following appropriate consultation with relevant stakeholders, including affected employees. It is anticipated that reasonable efforts will be made to mitigate the need for any involuntary headcount reductions, such as through the growth of the combined business, redeployment and natural attrition.
Corpay anticipates that overall headcount will increase over time as part of Corpay's efforts to grow the combined business given the prospects of the firm and the attractiveness of its target markets.
Alpha operates a number of share-based incentive schemes. Further information in relation to these schemes is set out in paragraph 11 of this Announcement, which describes the proposals Corpay intends to make in respect of the Alpha Share Plans (including the Subsidiary Schemes), which will be detailed in Rule 15 proposals to be sent to participants in those schemes. Certain of these schemes provide for awards that are performance-related based on revenue or profit at the level of the relevant subsidiary or business unit and do not have automatic change of control provisions that can be triggered by Alpha or its relevant subsidiary in connection with the Acquisition. The application of the mechanics of those Subsidiary Schemes, and therefore the economic outcomes for their participants, are expected to be significantly and adversely affected from (and including) 2026 onwards by Corpay's intended integration of the Alpha businesses.
Other than as set out above, Corpay does not expect any material change in the balance of skills and functions of employees and management of the combined business.
Following completion of the Acquisition, Corpay will ensure that the existing contractual and statutory employment rights of Alpha employees are safeguarded.
All non-executive directors of the Alpha Board have agreed to resign as directors of Alpha upon completion of the Acquisition and will be paid in lieu of the notice period under their letter of appointment.
Locations, fixed assets, branding and research and development
Corpay's intention is to maintain Alpha's existing geographies, and it will work with Alpha as part of the strategic review to assess and optimise the office footprint, given the overlap between the two companies' locations in all cities where Alpha is present save for Malta, Frankfurt and Amsterdam where Corpay does not currently have an office.
It is Corpay's intention to maintain Alpha's headquarters in their two current London locations. As integration of the two businesses in the UK progresses, Corpay may decide to combine the three London premises into a single London office, and any such decision will form a part of Corpay's strategic review.
Corpay has no plans to redeploy the fixed assets of Alpha. Alpha does not currently have a dedicated research and development function and Corpay has no plans in this regard.
Existing trading facilities
It is intended that, before the Scheme becomes effective, applications will be made by Alpha for the cancellation of trading of the Alpha Shares on the London Stock Exchange, with effect from or shortly after the Effective Date. Corpay intends to re-register Alpha as a private company under the relevant provisions of the Companies Act following the Effective Date.
Pension rights
Alpha does not operate any defined benefit pension schemes in respect of its employees.
Alpha Group - Restricted

Alpha operates defined contribution pension plans in the UK. Corpay does not intend to make any immediate changes to the agreed employer contribution rates in relation to such defined contribution pension plans following the Effective Date, but in the medium term, the plans will be replaced with Corpay defined contribution pension plans.
Post-offer undertakings
No statement in this paragraph 10 constitutes or is intended to become a post-offer undertaking under Rule 19.5 of the Code.
11.Alpha Share Plans
Participants in the Alpha Share Plans will be contacted regarding the effect of the Acquisition on their rights under the Alpha Share Plans, and provided with further details concerning Corpay’s proposals applicable to them in due course.
Group LTIP (8x) Awards and Founder Pledged Awards
In accordance with the rules of the Group LTIP, unvested outstanding 8x awards granted under the Group LTIP will accelerate, vest and become exercisable early (i.e., in advance of the relevant vesting date set out in the Group LTIP) on the date of the Court sanction, with the extent of such vesting determined by Alpha’s remuneration committee by reference to applicable performance conditions and with a pro-rating adjustment to allow full vesting for the 2025 financial year, but no vesting for subsequent years. Any awards that do not vest will lapse in accordance with the terms of the Group LTIP.
Early vesting will also apply to awards in respect of Pledged Shares which were granted under the rules of the Group LTIP but which will be satisfied by the transfer of shares pledged by Morgan Tillbrook (the "Founder Scheme"), save that such awards held by the Chief Financial Officer and the Chief Risk Officer of Alpha will be pro-rated for early vesting of ½ of their awards.
Subsidiary Schemes
Participants who hold Subsidiary Shares in Subsidiary Schemes that do not provide for automatic accelerated vesting in connection with the Acquisition will receive an offer from Corpay comprising (i) in respect of the portion of their Subsidiary Shares which would have vested in respect of the 2025 financial year, a cash payment shortly following the Effective Date calculated based on the applicable performance conditions and hurdles in respect of the 2025 financial year, and (ii) in respect of the portion of their Subsidiary Shares which would have vested in respect of the 2026 financial year and onwards, a further cash sum payable in respect of the relevant financial years following the first anniversary of the Effective Date, subject to continued employment and customary good leaver protections (the "Retention Payment").
Participants who hold Subsidiary Shares in the Subsidiary Scheme that provides for accelerated vesting in connection with the Acquisition (being the shares in Alpha FX Institutional Limited) will receive an offer from Corpay comprising a single cash payment, calculated based on the applicable performance conditions in respect of the 2025 to 2027 financial years.
Cash payments to participants in the Subsidiary Schemes as described above will be subject to, and conditional on, the participant transferring their Subsidiary Shares for nil or nominal consideration and waiving their rights, claims and entitlements to, or interests in, the Subsidiary Shares or entitlements to any further payment in respect of those Subsidiary Shares.
Corpay will provide participants with at least 21 days from the date of the offer by Corpay (or such longer period as Corpay and Alpha may agree) to accept such offer. To the extent any participant does not accept Corpay’s offer, they will retain their Subsidiary Shares under the Subsidiary Scheme.
Compensatory Payments
Alpha Group - Restricted

Corpay has agreed that Alpha may make cash payments to (i) key employees (including executive directors) in respect of the Group LTIP awards that were scheduled to be granted in June 2025 in the ordinary course that have not yet been granted and (ii) a small number of other key employees (excluding executive directors) in respect of the loss of certain share scheme rights.
Maximum Payments
The aggregate value of the cash payments and Alpha Shares that comprises Corpay’s offer in respect of the Group LTIP awards (excluding any awards under the Founder Scheme), the Subsidiary Schemes (excluding the Retention Payment), the compensatory payments described above, as well as certain dividend payments and earnout rights held by certain minority shareholders in subsidiaries of Alpha, will not exceed £25.5 million. In addition, Corpay’s offer in respect of the Retention Payment will not exceed £5 million. To the extent that the aggregate amounts exceed such amounts, the payments comprised in Corpay’s offers to the participants in the Alpha Share Plans will be scaled down.
Founder Scheme
Alpha’s founder and former CEO, Morgan Tilbrook, has informed Alpha’s directors that he is minded to establish a cash retention arrangement following completion of the Acquisition, as a successor to the current Founder Scheme in place between him and Alpha by which he has irrevocably agreed that he will satisfy certain share options granted to employees and officers of Alpha, using a proportion of the proceeds he receives from any Pledged Shares which will not be required to settle awards under the Founder Scheme. The details of the arrangement have not yet been finalised but Mr. Tilbrook has indicated that he expects the retention awards to be made to current participants in the Founder Scheme broadly pro rata to their participation in the Founder Scheme. If the arrangement is established, the participants would include Alpha’s Chief Financial Officer and Chief Risk Officer who are both current participants in the Founder Scheme. Retention awards would be payable subject to continued employment through to 31 December 2027 (or 12 months following completion of the Acquisition for Alpha’s Chief Financial Officer and Chief Risk Officer). If any participant resigns or is dismissed for misconduct before such participant’s Payment Condition Date they lose the entitlement. If a participant leaves employment for any other reason before such participant’s Payment Condition Date, they will be entitled to a pro-rated payment at the time of their termination (save for Alpha’s Chief Financial Officer and Chief Risk Officer, where, subject to them waiving any payment in lieu of notice against a corresponding waiver of their notice periods by Alpha, the payment will be paid in full and not pro-rated).
Dividends
If any dividend and/or other distribution and/or other return of value or capital is authorised, declared, made or paid or otherwise becomes payable in respect of any of the Subsidiary Shares to any holders of such Subsidiary Shares in the period between and including 1 July 2025 and the Effective Date, to the extent that the aggregate amount of all such dividends and/or other distributions and/or other returns of value or capital exceeds £1,000,000, Corpay reserves the right to reduce the entitlements of all participants of the Alpha Share Plans contemplated by the proposals made to the participants under Rule 15 of the Code in connection with the Acquisition, provided that:
a)    any such reduction of such entitlements will:
(i)    be borne by all participants based on their pro rata holding of all Subsidiary Shares at the relevant time; and
(ii)    in aggregate not exceed an amount equal to the aggregate amount of the excess actually received by the participants or which they are entitled to receive; and
b)    any exercise by Corpay of these rights will:
(iii)    be subject to an announcement at the relevant time; and
Alpha Group - Restricted

(iv)    not be regarded as constituting any revision or variation of the terms of the Scheme or of any proposal made pursuant to Rule 15 of the Code.
12.Financing Arrangements
On 23 July 2025, Corpay entered into a bridge term loan credit agreement with BOFA Securities, Inc., Barclays Bank plc and JPMorgan Chase Bank, N.A. (the "Credit Agreement"), pursuant to which a £1,875 million bridge facility is available to Corpay which may be drawn on to finance the Cash Consideration payable pursuant to the Acquisition (and to finance costs and expenses in connection with the Acquisition).
Subject to the conditions of the Credit Agreement, the bridge facility may be fully or partially repaid through any combination of cash, debt, bank capital optimisation and non-core divestitures. Corpay expects that the Acquisition will result in a net debt/EBITDA ratio within a range of 2.2 to 2.8x in Q4 2025.
The Credit Agreement contains an acquisition undertaking which restricts Corpay from amending, waiving or treating as satisfied any term or condition of the Acquisition in a manner that would be materially prejudicial to the interests of the lenders (taken as a whole), other than, in particular, any amendment or waiver: (i) made with the consent of the required lenders; (ii) required or requested by the Takeover Panel or the Court or reasonably determined by Corpay to be necessary or desirable to comply with the requirement or requests (as applicable) of the Takeover Code, the Takeover Panel or the Court or any other applicable law, regulation or regulatory body; (iii) an extension of the period for shareholder acceptance of the Scheme or Takeover Offer (including by reason of adjournment of any meeting or court hearing); (iv) required to effect a switch between a Scheme and a Takeover Offer (or vice versa); or (v) relates to a condition or conditions which Corpay reasonably considers it would not be entitled to invoke under Rule 13.5(a) of the Code.
In accordance with Rule 2.7(d) of the Takeover Code, Oppenheimer, as financial adviser to Corpay, is satisfied that sufficient resources are available to Corpay to satisfy in full the Cash Consideration payable to Alpha Shareholders under the terms of the Acquisition.
Further information on the financing of the Acquisition will be set out in the Scheme Document.
13.Shareholders subject to Sanctions
If any Alpha Shares are directly or indirectly owned, held or controlled by a Sanctioned Person on or after the date of the Announcement: (a) such Alpha Shares will not form part of, and will not be transferred pursuant to, the Acquisition and/or the Scheme; (b) any purported vote by or on behalf of any shareholder of such Alpha Shares at the Court Meeting or the General Meeting will not be treated as valid; (c) no shareholder of such Alpha Shares will receive any Cash Consideration unless and until such payment complies with Sanctions (including under requisite licenses which may be obtained by Corpay from a Sanctions Authority); and (d) under the terms of the Acquisition and the Scheme, with effect on and from the Effective Date, all rights attaching to such Alpha Shares will cease to be exercisable.
14.Offer-related Arrangements
Amended and Restated Confidentiality Agreement
Corpay and Alpha entered into a confidentiality agreement on 23 July 2025 (the "Amended and Restated Confidentiality Agreement") in respect of commercial discussions relating to a proposed acquisition by Corpay of Alpha.
Pursuant to the terms of the Amended and Restated Confidentiality Agreement, each party is required, among other things, to: (a) keep all confidential information strictly confidential, (b) use confidential information solely for the purpose of evaluating, negotiating, advising upon, or implementing the proposed transaction, and (c) not disclose, copy, reproduce or distribute confidential information
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except to authorised recipients who are subject to equivalent confidentiality obligations (unless disclosure is required by law or regulation, in which case advance notice of such disclosure must be given where practicable).
The agreement includes a twelve-month standstill, from 29 May 2025 (being, the date of the original confidentiality agreement signed by the parties and which has been terminated), restricting Corpay from acquiring Alpha Shares or making an offer without Alpha's consent. The standstill ceases to apply upon the release of this Announcement.
The agreement also contains customary non-solicitation and data protection provisions.
The agreement is for a term of 24 months from 29 May 2025, is governed by English law and entitles the disclosing party to seek injunctive or other equitable relief for any breach.
Co-operation Agreement
On 23 July 2025, Alpha and Corpay entered into the Co-operation Agreement in relation to the Acquisition.
Pursuant to the Co-operation Agreement, Corpay has agreed to use all reasonable efforts to satisfy the Conditions at paragraphs 3(a) to 3(f) (inclusive) of Part A of Appendix I to this Announcement as soon as reasonably practicable and, in any event, in sufficient time to allow the Effective Date to occur by the Long Stop Date.
In addition, Corpay and Alpha have both agreed to certain related co-operation provisions and obligations in relation to the making of filings to Relevant Authorities in connection with the Acquisition.
The Co-operation Agreement records Alpha and Corpay's current intention to implement the Acquisition by way of the Scheme and sets out the circumstances in which Corpay may elect to switch from a Scheme to a Takeover Offer, and the obligations which would apply to Corpay in such circumstances. The Co-operation Agreement records Alpha's expectation and intention that the Court Meeting and General Meeting will be held on 2 September 2025.
Pursuant to the terms of the Co-operation Agreement and the requirements of paragraph 3(g)(i) of Appendix 7 to the Takeover Code, Corpay undertakes that it will deliver a notice in writing to Alpha and the Panel on the Business Day prior to the Court Hearing confirming either: (i) the satisfaction or waiver of the Conditions (other than the Conditions relating to sanction of the Scheme by the Court and the filing of a copy of the relevant court order with the registrar of companies); or (ii) that it intends, to the extent permitted by the Panel, to invoke or treat as unsatisfied or incapable of satisfaction one or more conditions.
The Co-operation Agreement also contains provisions that apply in respect of the Alpha Share Plans and certain other employee-related matters.
The Co-operation Agreement is capable of termination in a number of customary circumstances, including if the Acquisition is withdrawn or lapses, if the Acquisition does not complete before the Long Stop Date, at Corpay's election if the Alpha Directors withdraw or modify their recommendation of the Acquisition, if there is a competing proposal, if the Scheme is not approved by Alpha Shareholders or sanctioned by the Court, or otherwise as agreed between Alpha and Corpay.
Clean Team Agreement
Corpay and Alpha have entered into a clean team agreement dated 26 June 2025 (the Clean Team Agreement) in connection with the Acquisition. The agreement sets out, among other things, the terms governing the disclosure of competitively sensitive information between (i) Alpha's clean team individuals and/or outside advisers; and (ii) Corpay's clean team individuals and/or outside advisers,
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and outlines the obligations of all recipients regarding the permitted use, handling and safeguarding of such information.
Joint Defence Agreement
On 3 July 2025, Alpha, Corpay and their respective external counsel entered into the Joint Defence Agreement in relation to the Acquisition, the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the Alpha and Corpay only takes place between their respective external counsel and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of any privilege, right or immunity that might otherwise be available.
15.Structure of the Acquisition
It is intended that the Acquisition will be effected by means of a Court-approved scheme of arrangement between Alpha and the Scheme Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Corpay to become the holder of the entire issued and to be issued ordinary share capital of Alpha. This is to be achieved by the transfer of the Scheme Shares to Corpay, in consideration for which the Scheme Shareholders who are on the register of members of Alpha at the Scheme Record Time will receive Cash Consideration on the basis set out in paragraph 2 of this Announcement.
The Scheme is subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document and the Forms of Proxy and will become Effective only if, among other things, the following events occur on or before the Long Stop Date or such later date as may be agreed in writing by Corpay and Alpha (with the Panel's consent and as the Court may approve (if such approval(s) are required)):
(i)    the approval of the Scheme by a majority in number of the Scheme Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent 75% or more in value of the Scheme Shares voted by those Scheme Shareholders;
(ii)    the Special Resolution being duly passed by Alpha Shareholders representing 75% or more of votes cast at the General Meeting;
(iii)    the approval of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Alpha and Corpay); and
(iv)    the delivery of a copy of the Court Order to the Registrar of Companies.
The Scheme will also be subject to the Conditions and further terms set out in Appendix I to this announcement (in particular, the Condition set out in paragraph 3(a) of Part A of Appendix I to this announcement) and to the full terms and conditions to be set out in the Scheme Document.
The Scheme will lapse if:
    the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings as will be set out in the Scheme Document (or such later date as may be agreed between Corpay and Alpha, with the Panel's consent if required);
    the Court Hearing is not held on or before the 18th Business Day after:
(i)    if Corpay has notified Alpha before the Court Hearing that it is aware of another Authorisation being required to satisfy the Regulatory Condition in paragraph 3(f) of Part A of Appendix I to this Announcement, and that Corpay intends to seek such Authorisation, all of the Regulatory Conditions and the Regulatory Condition in paragraph 3(f) (in respect of such additional Authorisation) of Part A of Appendix I to this Announcement have been satisfied or waived; or
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(ii)    if Corpay has not notified Alpha under subparagraph (a) above, all of the Regulatory Conditions in paragraph 3 (a) to 3(e) of Part A of Appendix I to this Announcement have been satisfied or waived, or, in each case, such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required); or
    the Scheme does not become Effective by the Long Stop Date, provided however that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing to approve the Scheme as set out above may be waived by Corpay, and the deadline for the Scheme to become Effective may be extended by agreement between Alpha and Corpay (with the Panel's consent and as the Court may approve (if such consent and/or approval is required)).
Upon the Scheme becoming Effective, it will be binding on all Alpha Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and if they attended and voted, whether or not they voted in favour).
In the context of a takeover implemented by way of a scheme of arrangement, it is customary for the offeree company's articles of association to be amended to provide for the automatic and compulsory transfer to the offeror (with guaranteed liquidity for the person to whom those shares are issued). One of the purposes of the Special Resolution, if approved at the General Meeting, is to amend Alpha's articles of association to provide Corpay with the right to require any Alpha Shares issued or transferred following the Scheme Record Time (to any person other than Corpay) to be compulsorily transferred to Corpay. Such transfer would be for the same consideration as was payable under the Acquisition. Pursuant to such amendment, any Alpha Shares issued or transferred after the Scheme Record Time to any person other than Corpay would be capable of transfer only to Corpay (or as it may direct) and such transfer would take place only if and when determined by Corpay at its sole discretion (for an amount equal to the Cash Consideration for each such Alpha Share). As a consequence, there would be no certainty that any such Alpha Shares will be transferred to Corpay or at all and any holder thereof (other than Corpay) might have no facility to achieve any liquidity or exit for such Alpha Shares. Corpay has required that it is a term of the Acquisition that Alpha proposes the Special Resolution in the terms described above.
Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which will specify the necessary actions to be taken by Alpha Shareholders. It is Alpha's expectation and intention that the Court Meeting and General Meeting will be held on 2 September 2025. The Scheme Document and Forms of Proxy will be posted to all Alpha Shareholders and, for information only, to persons with information rights and to holders of options granted under the Alpha Share Plans as soon as practicable, at no charge to them. Subject, among other things, to the satisfaction or, if applicable, waiver of the Conditions, it is expected that the Scheme will become Effective during the fourth quarter of 2025.
Corpay reserves the right to elect (subject to the terms of the Co-operation Agreement and the Takeover Code and with the consent of the Panel, if required) to implement the Acquisition by way of a Takeover Offer, as an alternative to the Scheme. In such an event, a Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme (subject to appropriate amendments, including, if permitted by (i) the terms of the Co-operation Agreement, (ii) the Takeover Code, and (iii) the Panel, an acceptance condition set, subject to the consent of the Panel, at either (x) 90% of the Alpha Shares to which such offer relates or (y) such lesser percentage, being at least 75% of the Alpha Shares to which such offer relates, as Corpay may (with the consent of the Panel) in its sole discretion determine, provided that, if Corpay (with the consent of the Panel) sets an acceptance condition at less than 75% of the shares to which such offer relates, the prior approval of Alpha shall also be required).
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If the Acquisition is effected by way of a Takeover Offer and such Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Corpay intends to: (i) make a request to the FCA to cancel the listing of the Alpha Shares from the Official List; (ii) apply to the London Stock Exchange for the cancellation of trading of the Alpha Shares on the main market of the London Stock Exchange; and (iii) exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining Alpha Shares in respect of which the Takeover Offer has not been accepted.
16.Dividends
If any dividend and/or other distribution and/or other return of value or capital is authorised, declared, made or paid or becomes payable in respect of Alpha Shares on or after the date of this Announcement, Corpay reserves the right to reduce the Acquisition Price by the aggregate amount of such dividend and/or other distribution and/or other return of value or capital in which case the relevant eligible Alpha Shareholders will be entitled to receive and retain such dividend and/or distribution and/or other return of value or capital.
If any such dividend and/or other distribution and/or other return of value or capital is authorised, declared, made or paid or becomes payable in respect of Alpha Shares on or after the date of this Announcement and Corpay exercises its rights described above, any reference in this Announcement to the Acquisition Price and/or the Cash Consideration will be deemed to be a reference to the consideration as so reduced. Any exercise by Corpay of its rights referred to in this paragraph will be the subject of an announcement and, for the avoidance of doubt, will not be regarded as constituting any revision or variation of the terms of the Scheme.
17.Delisting and re-registration
Before the Scheme becomes Effective, it is intended that an application will be made to the FCA and the London Stock Exchange to cancel, subject to the Acquisition becoming Effective, the listing of Alpha Shares on the Official List and the trading of Alpha Shares on the main market of the London Stock Exchange respectively, in each case, with effect from or shortly following the Effective Date.
The last day of dealings in Alpha Shares on the main market of the London Stock Exchange is expected to be the Business Day immediately prior to the Effective Date and no transfers shall be registered after 6.00 p.m. on that date.
If the Acquisition is effected by way of a Takeover Offer, it is anticipated that the cancellation of Alpha's listing on the Official List and admission to trading on the main market of the London Stock Exchange will take effect no earlier than 20 Business Days following the date on which the Takeover Offer becomes or is declared unconditional provided Corpay has obtained 75% or more of the voting rights of Alpha.
On the Effective Date, share certificates in respect of Alpha Shares shall cease to be valid and entitlements to Alpha Shares held within the CREST system shall be cancelled. Alpha Shareholders will be required to return share certificates to Alpha or destroy them following the Effective Date.
It is also intended that, as soon as practicable after the Effective Date, Alpha will be re-registered as a private company under the relevant provisions of the Companies Act.
18.Disclosure of interests in Alpha
Save in respect of the irrevocable undertakings referred to in paragraph 6 above, as at the close of business on the Latest Practicable Date, neither Corpay, nor any of its directors nor, so far as Corpay is aware, any person acting in concert (within the meaning of the Takeover Code) with Corpay has: (i) any interest in or right to subscribe for any relevant securities of Alpha; (ii) any short positions in respect of relevant securities of Alpha (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; (iii) any dealing arrangement
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of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code, in relation to the relevant securities of Alpha; nor (iv) borrowed or lent any relevant securities of Alpha (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 3 on Rule 4.6 of the Takeover Code).
"relevant securities of Alpha" means Alpha Shares or securities convertible or exchangeable into Alpha Shares.
"interests in securities" for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an "interest" by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.
19.General
The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document. The bases and sources of certain financial information contained in this Announcement are set out in Appendix II to this Announcement. A summary of the irrevocable undertakings given in relation to the Acquisition is contained in Appendix III to this Announcement. Certain terms used in this Announcement are defined in Appendix IV to this Announcement.
The Acquisition is governed by the laws of England and Wales and is subject to the jurisdiction of the English courts. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.
Oppenheimer, Peel Hunt and Centerview have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.
20.Documents available on website
Copies of the following documents will be made available, subject to certain restrictions relating to persons residing in Restricted Jurisdictions, on Alpha's website at www.alphagroup.com and Corpay's website at www.corpay.com until the end of the Acquisition:
    this Announcement;
    the irrevocable undertakings referred to in paragraph 6 above and summarised in Appendix III to this Announcement; and
    the Amended and Restated Confidentiality Agreement;
    the Joint Defence Agreement;
    the Clean Team Agreement;
    the Co-operation Agreement;
    the Financing Documents; and
    the consents from financial advisers to being named in this Announcement.
Neither the contents of the websites referred to in this Announcement nor the contents of any website accessible from hyperlinks is incorporated in, or forms part of, this Announcement.
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The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix II to this Announcement contains the sources of information and bases of calculations of certain information contained in this summary and this Announcement. Appendix III to this Announcement contains a summary of the irrevocable undertakings received in relation to this Acquisition and Appendix IV to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.
Enquiries:

Corpay	via Oppenheimer
Jim Eglseder (Investor Relations) Chad Corley (Media Relations)
Oppenheimer Europe (Financial Adviser to Corpay)	+44 20 7220 1900
Ernest Bell Richard Clarke Lucia Sviatkova
Alpha	via Peel Hunt
Clive Kahn, CEO Tim Powell, CFO
Centerview (Joint Financial Adviser to Alpha)	+44 20 7409 9700
Tadhg Flood Hadleigh Beals
Peel Hunt (Joint Financial Adviser and Corporate Broker to Alpha)	+44 20 7418 8900
Neil Patel Benjamin Cryer
Panmure Liberum (Corporate Broker to Alpha)	+44 20 3100 2000
Max Jones William King
Alma Strategic Communications (Financial Public Relations)	+44 77 8090 1979
Josh Royston Andy Bryant
Jones Day is retained as legal adviser to Corpay. Freshfields LLP is retained as legal adviser to Alpha.

Inside Information
This Announcement contains inside information as defined in the UK version of the Market Abuse Regulation (EU) No.596/2014, which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. Upon the publication of this Announcement via a Regulatory Information Service, such inside information will be considered to be in the public domain. The person responsible for the release of this announcement on behalf of Corpay is Daniel Fishbein (General Counsel) and the person responsible for the release of this announcement on behalf of Alpha is Tim Powell (Chief Financial Officer).
Important Notice
Oppenheimer, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial advisor to Corpay and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Corpay for providing the protections afforded to clients of Oppenheimer nor for providing advice in relation to the matters set out in this announcement. Neither Oppenheimer nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Oppenheimer in connection with this announcement, any statement contained herein or otherwise.
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Centerview, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser to Alpha and no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Alpha for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement, or another other matters referred to in this Announcement. Neither Centerview nor any of its affiliates, nor any of Centerview's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Centerview in connection with this Announcement, any statement contained herein or otherwise.
Peel Hunt, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser and corporate broker to Alpha and for no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Alpha for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement, or any other matter referred to in this Announcement. Neither Peel Hunt nor any of its affiliates, nor any of Peel Hunt's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Peel Hunt in connection with this Announcement any statement contained herein or otherwise.
Panmure Liberum, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as corporate broker to Alpha and for no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Alpha for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement, or any other matter referred to in this Announcement. Neither Panmure Liberum nor any of its affiliates, nor any of Panmure Liberum's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Panmure Liberum in connection with this Announcement any statement contained herein or otherwise.
This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Alpha in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the offer document) which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any vote or decision in respect of the Scheme (or the Takeover Offer, if applicable) or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the offer document).
This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
This Announcement does not constitute a prospectus or prospectus equivalent document. The statements contained in this Announcement are not to be construed as legal, business, financial or tax advice.
Alpha will prepare the Scheme Document (or, if applicable, Corpay will prepare the offer document) to be distributed to Alpha Shareholders. Alpha and Corpay urge Alpha Shareholders to read the Scheme Document (or, if applicable, the offer document) when it becomes available because it will contain important information relating to the Acquisition.
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Overseas Shareholders
The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom and the United States may be restricted by law and/or regulations. Persons who are not resident in the United Kingdom or the United States or who are subject to the laws and regulations of other jurisdictions should inform themselves of, and observe, any applicable requirements.
Unless otherwise determined by Corpay or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions where to do so would violate the laws in those jurisdictions. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), such Takeover Offer may not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction.
The availability of the Acquisition to Alpha Shareholders who are not resident in the United Kingdom or the United States (and, in particular, their ability to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf) may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom or the United States should inform themselves of, and observe, any applicable requirements, as any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Listing Rules.
Further details in relation to Overseas Shareholders will be contained in the Scheme Document (or, if applicable, the offer document).
Shareholders subject to Sanctions
If any Alpha Shares are directly or indirectly owned, held or controlled by a Sanctioned Person on or after the date of the Announcement: (a) such Alpha Shares will not form part of, and will not be transferred pursuant to, the Acquisition and/or the Scheme; (b) any purported vote by or on behalf of any shareholder of such Alpha Shares at the Court Meeting or the General Meeting will not be treated as valid; (c) no shareholder of such Alpha Shares will receive any Cash Consideration unless and until such payment complies with Sanctions (including under requisite licenses which may be obtained by Corpay from a Sanctions Authority); and (d) under the terms of the Acquisition and the Scheme, with effect on and from the Effective Date, all rights attaching to such Alpha Shares will cease to be exercisable.
Additional Information for US Investors
The Acquisition is being made to acquire the securities of an English company by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is generally not subject to the proxy solicitation or tender offer rules under the US Exchange Act. Instead, the Scheme will be subject to disclosure requirements and practices
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applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the US under the US Exchange Act.
The financial information on Alpha included in this Announcement and the Scheme documentation (or, if the Acquisition is to be implemented by way of a Takeover Offer, the documents to be sent to Alpha Shareholders which will contain the terms and conditions of such Takeover Offer) has been or will have been prepared in accordance with accounting standards applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. Generally accepted accounting principles in the US differ in significant respects from accounting standard applications in the United Kingdom.
Neither the US Securities and Exchange Commission, nor any US state securities commission or any securities commission of other jurisdictions, has approved or disapproved the Acquisition, passed judgement upon the fairness or the merits of the Acquisition or passed judgement upon the adequacy or accuracy of this Announcement. Any representation to the contrary may be a criminal offence in the United States.
If Corpay were to elect to implement the Acquisition by means of a Takeover Offer and determined to extend the Takeover Offer into the US, such Takeover Offer would be made in compliance with all applicable US laws and regulations, including to the extent applicable Section 14(e) of the US Exchange Act and Regulation 14E thereunder, and in accordance with the Takeover Code. Such a takeover would be made in the United States by Corpay and no one else. Accordingly, the Acquisition would be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and law.
The receipt of cash pursuant to the Acquisition by a US holder as consideration for the transfer of its Scheme Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws.
Each US Alpha Shareholder is urged to consult his or her independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him or her.
It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Alpha is located in a country other than the US, and all of its officers and directors are residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgement.
In accordance with normal UK practice and consistent with Rule 14e-5(b) under the US Exchange Act, Corpay, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, shares in Alpha outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes Effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made they would occur either in the open market at prevailing prices or in private transactions at negotiated prices and comply with applicable law, including to the extent applicable the US Exchange Act. Any information about such purchases or arrangements to purchase will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.
In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Peel Hunt and its affiliates will continue to act as an exempt principal trader in Alpha securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock
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Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.
Forward Looking Statements
This Announcement (including information incorporated by reference in the Announcement), oral statements made regarding the Acquisition, and other information published by Corpay and Alpha, in each case, regarding the Acquisition, the expected timing of the Acquisition and the anticipated financial and other benefits of the Acquisition may contain certain statements, trends, expectations, forecasts estimates or other forward-looking information affecting or relating to Corpay or Alpha or their respective industries, products or activities which are, or may be deemed to be, "forward looking statements", including for the purposes of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of the respective documents in which they are made and may often, but not always, be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "hopes," "anticipates," "aims," "plans," "estimates," "projects," "targets," "intends," "forecasts," "outlook," "impact," "potential," "confidence," "improve," "continue," "optimistic," "deliver," "comfortable," "trend," and "seeks," or phrases or statements that certain actions, events or results "could," "should," "would," or "might" be taken, or the negative of such terms or other variations on such terms or comparable terminology. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These statements are based on assumptions and assessments made by Alpha, and/or Corpay, as the case may be, in light of their experience and their perception of historical trends, current conditions, future developments and other factors that they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors that could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements are unknown.
Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the satisfaction of the Conditions; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Acquisition; the parties' abilities to successfully integrate Alpha's operations into those of Corpay and otherwise achieve the anticipated benefits of the Acquisition, including revenue growth and/or expense savings, within the expected timelines or at all; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicles, retail lodging prices, foreign exchange rates and interest rates develop as anticipated and Corpay's and/or Alpha's ability to develop successful strategies if these trends change; Corpay's and/or Alpha's ability to successfully execute the strategic plan for the combined company, manage its growth and achieve its performance targets; and other risk factors are described herein and in Corpay and Alpha's other respective filings, including Alpha's Annual Report and accounts for the year ended 31 December, 2024 and Corpay's Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission. Many of these important factors are outside of Corpay's or, as the case may be, Alpha's control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, cost reductions, business strategies, earnings or revenue trends or future financial results.
Given the risks and uncertainties, undue reliance should not be placed on forward-looking statements as a prediction of actual results. Should one or more of the risks or uncertainties mentioned materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the relevant documents. Neither Corpay nor Alpha, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Corpay, Alpha and their respective affiliated companies assume no obligation to update or correct the information contained in the documents in this part of the website, whether as a result of new information, future events or otherwise, except to the extent legally required (including under the Listing Rules and the Disclosure and Transparency Rules of the FCA). The statements contained in the documents in this part of the website are made as at the date of such
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documents, unless some other time is specified in relation to them, and service of the relevant documents shall not give rise to any implication that there has been no change in the facts set out in such documents since such date(s).
No Profit Forecasts, Estimates or Quantified Benefits Statements
No statement in this Announcement is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Alpha for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Alpha.
Disclosure Requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Electronic Communications
Please be aware that addresses, electronic addresses and certain information provided by Alpha Shareholders, persons with information rights and other relevant persons for the receipt of
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communications from Alpha may be provided to Corpay during the offer period as requested under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.
Publication on Website and Availability of Hard Copies
A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Alpha's website at www.alphagroup.com and Corpay's website at www.corpay.com by no later than 12 noon (London time) on 24 July 2025. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement.
Alpha Shareholders and persons with information rights may request a hard copy of this Announcement by contacting Alma Strategic Communications between 9:30 a.m. and 5:00 p.m. (London time) Monday to Friday (public holidays excepted) on +44 (0)77 8090 1979. Calls to this number are charged at national rates or, in the case of calls from outside the UK, at the applicable international rate. Calls from a mobile device may incur network extras. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are a resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

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APPENDIX I
CONDITIONS AND FURTHER TERMS OF THE SCHEME AND THE ACQUISITION
Part A: Conditions to the Scheme and the Acquisition
1.The Acquisition will be conditional upon the Scheme becoming unconditional and Effective in accordance with its terms, subject to the Takeover Code, by not later than 11:59 p.m. on the Long Stop Date.
Scheme approval
2.The Scheme becoming Effective will be conditional on:
a)
(i)    approval of the Scheme at the Court Meeting (and at any separate class meeting that may be required) by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present, entitled to vote and voting, either in person or by proxy, representing 75% or more in value of the Scheme Shares held by those Scheme Shareholders; and
(ii)    such Court Meeting (and any separate class meeting which may be required by the Court) or any adjournment of any such Court Meeting being held on or before the 22nd day after the expected date of the meeting as set out in the Scheme Document (or such later date, if any, (A) as may be agreed by Corpay and Alpha; or (B) (in a competitive situation) as may be specified by Alpha with the consent of the Panel, and in each case with the approval of the Court if such approval is required);
b)
(i)    all resolutions in connection with or required to approve and implement the Scheme as set out in the notice of the General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority or majorities at the General Meeting; and
(ii)    such General Meeting or any adjournment of such General Meeting being held on or before the 22nd day after the expected date of the meeting as set out in the Scheme Document (or such later date, if any, (A) as may be agreed by Corpay and Alpha, or (B) (in a competitive situation) as may be specified by Alpha with the consent of the Panel, and in each case with the approval of the Court if such approval is required); and
c)
(i)    the sanction of the Scheme by the Court (without modification or with modification on terms acceptable to Alpha and Corpay) and the delivery of a copy of the Court Order to the Registrar of Companies; and
(ii)    the Court Hearing being held on or before the 18th Business Day after:
a.    if Corpay has notified Alpha before the Court Hearing that it is aware of another Authorisation being required to satisfy the Regulatory Condition in paragraph 3(f) of Part A of Appendix I to this Announcement, and that Corpay intends to seek such Authorisation, all of the Regulatory Conditions in paragraphs 3(a) to 3(e) of Part A of Appendix I and the Regulatory Condition in paragraph 3(f) (with respect to such additional Authorisation) of Part A of Appendix I to this Announcement have been satisfied or waived; or
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b.    if Corpay has not notified Alpha under subparagraph (a) above, all of the Regulatory Conditions in paragraph 3 (a) to 3(e) of Part A of Appendix I to this Announcement have been satisfied or waived, or, in each case, such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required).
3.In addition, subject as stated in Part B below and to the requirements of the Panel, Corpay and Alpha have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:
Regulatory Approvals
FCA change in control
a)    the FCA:
(i)    having given notice in writing in accordance with section 189(4)(a) of FSMA that it has determined to approve unconditionally (and such approval being in full effect); or
(ii)    having given notice in writing in accordance with sections 189(4)(b)(i) and (7) of FSMA that it has determined to approve subject to conditions that are satisfactory to Corpay, acting reasonably (and such approval being in full effect); or
(iii)    being treated, by virtue of section 189(6) of FSMA, as having approved, the acquisition or increase of "control" for the purposes of Part XII of FSMA (amended, as applicable, by the EMRs) by Corpay and any other person over each member of the Wider Alpha Group which is a UK authorised person (as defined in section 191G(1) of FSMA) or an electronic money institution (as defined in regulation 2 of the EMRs) (or both) which will arise from the successful completion of the Acquisition;
MFSA change in control
b)    the MFSA having given notice in writing in accordance with Article 9(1) of the Financial Institutions Act, Chapter 376 of the laws of Malta confirming that:
(i)    it has no objection or that it has approved without conditions (and such approval being in full effect); or
(ii)    it has approved with conditions that are satisfactory to Corpay, acting reasonably, in respect of the Acquisition (and such approval being in full effect); and
c)    the MFSA:
(i)    having given notice in writing in accordance with Article 10(1) of the Investment Services Act, Chapter 370 of the laws of Malta confirming that it has no objection or that it has approved without conditions (and such approval being in full effect);
(ii)    having given notice in writing in accordance with Article 10(1) of the Investment Services Act, Chapter 370 of the laws of Malta confirming that it has approved with
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conditions that are satisfactory to Corpay, acting reasonably (and such approval being in full effect); or
(iii)    not refusing the proposed acquisition in writing within the statutory assessment period and as a result the application being deemed complete in accordance with Article 10(11) of the Investment Services Act, in respect of the Acquisition.
Bank of Canada re-registration
d)    if the Bank of Canada has:
(i)    approved the registration of Alpha FX Limited as a payment service provider pursuant to the Retail Payment Activities Act (Canada) (the "RPAA"); or
(ii)    indicated to Alpha and/or Corpay that Alpha FX Limited will be registered as a payment service provider pursuant to the RPAA prior to the expected date for the Effective Date as set out in the Scheme Document (and the Bank of Canada has not subsequently withdrawn or modified such indication), the Bank of Canada having approved in writing the re-registration of Alpha FX Limited or having confirmed that the re-registration of Alpha FX Limited is not required pursuant to Section 24 of the RPAA;
Italian foreign direct investment approval
e)    receipt of the Italian FDI Authorisation on terms that are satisfactory to Corpay, acting reasonably;
Other notifications, waiting periods and Authorisations
f)    excluding the regulatory matters in the Conditions at paragraphs 3(a) to (e) (inclusive) of Part A of this Appendix I:
(i)    all notifications, filings or applications which are necessary under applicable law or regulation of any relevant jurisdiction having been made in connection with the Acquisition;
(ii)    all necessary waiting periods (including any extensions thereof) under any applicable law or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate); and
(iii)    all applicable statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition and all Authorisations necessary or appropriate in any jurisdiction for or in respect of the Acquisition (including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Alpha or any member of the Wider Alpha Group by Corpay) and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition of any shares or other securities in, or control or management of, Alpha or any other member of the Wider Alpha Group by any member of the Wider Corpay Group having been obtained in terms reasonably satisfactory to Corpay from all necessary Third Parties or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider Alpha Group or the Wider Corpay Group has entered into contractual arrangements and all such Authorisations necessary to carry on the business of any member of the Wider Alpha Group in any jurisdiction having been obtained and all
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such Authorisations remaining in full force and effect at the time at which the Acquisition becomes Effective or otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations,
g)    other than with the prior written consent or the agreement of Corpay, no member of the Wider Alpha Group having taken (or agreed or proposed to take) any action that requires, or would require, the consent of the Panel or the approval of Alpha Shareholders in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code;
General regulatory
h)    excluding the regulatory matters in the Conditions at paragraphs 3(a) to (e) (inclusive) of Part A of this Appendix I, no Third Party having given notice of a decision or a proposal to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything or taken any steps, or having enacted or made or proposed to enact or make any statute, regulation, decision, order or change to published practice (and, in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to:
(i)    require, prevent or materially delay the divestiture or alter the terms envisaged for such divestiture by any member of the Wider Corpay Group or by any member of the Wider Alpha Group of all or any part of their respective businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof) which, in any such case, is material in the context of the Wider Corpay Group or the Wider Alpha Group in either case taken as a whole or in the context of the Acquisition;
(ii)    except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Corpay Group or the Wider Alpha Group to acquire or offer to acquire a material number of shares, other securities (or the equivalent) or interest in any member of the Wider Alpha Group or any asset owned by any third party (other than Scheme Shares in the implementation of the Acquisition);
(iii)    impose any limitation on, or result in a material delay in, the ability of any member of the Wider Corpay Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in or loans to any member of the Wider Corpay Group or on the ability of any member of the Wider Alpha Group or any member of the Wider Corpay Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Alpha Group;
(iv)    otherwise materially adversely affect any or all of the business, assets, prospects or profits of any member of the Wider Alpha Group or the Wider Corpay Group;
(v)    result in any member of the Wider Alpha Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider Alpha Group taken as a whole or in the context of the Acquisition (as the case may be);
(vi)    make the Acquisition, or any aspect of the Acquisition, its implementation or the acquisition of any shares or other securities in, or control or management of, Alpha by any member of the Wider Corpay Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise directly or indirectly materially prevent
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or prohibit, restrict, restrain, or delay or otherwise materially interfere with the implementation of, or impose additional materially adverse conditions or obligations with respect to, or otherwise materially challenge, impede, interfere or require material amendment of the Acquisition or the acquisition of any shares or other securities in, or control or management of, Alpha by any member of the Wider Corpay Group;
(vii)    require, prevent or materially delay a divestiture by any member of the Wider Corpay Group of any shares or other securities (or the equivalent) in any member of the Wider Alpha Group or any member of the Wider Corpay Group; or
(viii)    impose any material limitation on the ability of any member of the Wider Corpay Group or any member of the Wider Alpha Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Corpay Group and/or the Wider Alpha Group in a manner which is adverse to the Wider Alpha Group taken as a whole or the Wider Corpay Group taken as a whole or in the context of the Acquisition (as the case may be), and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any relevant jurisdiction in respect of the Acquisition or the acquisition of any Alpha Shares or of management or voting control of Alpha or any member of the Wider Alpha Group or otherwise intervene having expired, lapsed or been terminated;
Certain matters arising as a result of any arrangement, agreement, etc.
i)    except as Disclosed, there being (i) no provision in any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Alpha Group is a party or to which any such member or any of its assets is or may be bound or subject; or (ii) no event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Corpay Group of any shares or other securities in Alpha or because of a change in the control or management of any member of the Wider Alpha Group or otherwise, could or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider Alpha Group taken as a whole or material in the context of the Acquisition:
(i)    any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any such member of the Wider Alpha Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;
(ii)    the creation or enforcement of any mortgage, charge, encumbrance or other security interest over the whole or any part of the business, property or assets of any member of the Wider Alpha Group or any such mortgage, charge, encumbrance or other security interest (wherever or wherever created, arising or having arisen) becoming enforceable or being enforced;
(iii)    any assets of any such member being disposed of or charged or ceasing to be available to any such member, or any right arising under which any asset could be required to be disposed of or charged or could cease to be available to any such member other than in the ordinary course of business;
(iv)    any obligation to obtain or acquire any licence, permission, approval, clearance, permit, notice, consent, authorisation, waiver, grant, concession, agreement, certificate, exemption order or registration from any Third Party;
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(v)    any arrangement, agreement, lease, licence, permit, permission, approval, clearance, notice, consent, authorisation, waiver, grant, concession, certificate, exemption order or registration or other instrument being terminated or becoming capable of being terminated or adversely modified or the rights, liabilities, obligations or interests of any member of the Wider Alpha Group being adversely modified or adversely affected or any adverse obligation or liability arising or any adverse action being taken or arising thereunder;
(vi)    any liability of any member of the Wider Alpha Group to make any severance, termination, bonus or other payment to any of its directors or other officers;
(vii)    the rights, liabilities, obligations, interests or business of any member of the Wider Alpha Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider Alpha Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;
(viii)    any member of the Wider Alpha Group ceasing to be able to carry on business under any name under which it presently carries on business;
(ix)    the creation or acceleration of any liability to taxation or an adverse effect on the tax position of any member of the Wider Alpha Group;
(x)    the value of, or the financial or trading position of, any member of the Wider Alpha Group being prejudiced or adversely affected;
(xi)    any assets or interests of any member of the Wider Alpha Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any member of the Wider Alpha Group; or
(xii)    the creation or acceleration of any liability (actual or contingent) by any member of the Wider Alpha Group other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition, and no event having occurred which, under any provision in any such arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Alpha Group is a party or to which any such member or any of its assets are bound or subject, would or could reasonably be expected to result in any of the events or circumstances as are referred to in Conditions (i)(i) to (xii) (inclusive);
j)    except as Disclosed, no member of the Wider Alpha Group having:
(i)    entered into any agreement, contract, transaction, arrangement or commitment or terminated or varied the terms of any agreement or arrangement (other than in the ordinary course of business);
(ii)    entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Alpha Group or the Wider Corpay Group or which is or could involve obligations which would or might reasonably be expected to be so restrictive; or
(iii)    entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing agreement, partnership or merger of business or corporate entities,
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and which in any such case is material in the context of the Wider Alpha Group taken as a whole or in the context of the Acquisition.
Certain events occurring since the Accounts Date:
k)    except as Disclosed, no member of the Wider Alpha Group having since the Accounts Date:
(i)    save pursuant to the exercise of options or vesting of awards granted under the Alpha Share Plans, or the grant of options or awards in the ordinary course in accordance with normal practice under the Alpha Share Plans, with the prior written consent of the Panel and Corpay:
I.    issued, proposed or agreed to issue, or authorised or announced its intention to authorise or propose the issue, of, additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities (except, where relevant, as between Alpha and wholly-owned subsidiaries of Alpha or between the wholly-owned subsidiaries of Alpha); or
II.    transferred or sold or agreed to transfer or sell or authorised the transfer or sale of Alpha Shares or any other shares or securities (except, where relevant, as between Alpha and wholly-owned subsidiaries of Alpha or between the wholly-owned subsidiaries of Alpha); or
III.    redeemed, purchased or reduced any part of its share capital or sold or transferred or agreed to transfer or sell or authorised the transfer or sale of any Alpha Shares held by Alpha as treasury shares;
(ii)    recommended, declared, paid or made, or proposed to recommend declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) or any return of value or capital, other than dividends (or other distributions, whether payable in cash or otherwise) or any return of value or capital lawfully paid or made (x) by any wholly-owned subsidiary of Alpha to Alpha or any of its wholly-owned subsidiaries, or (y) to employee shareholders in respect of Subsidiary Shares in the ordinary course of business up to an aggregate amount of £1,000,000 between and including 1 July 2025 and the Effective Date;
(iii)    save to the extent that there is no change to the pro rata interests held by Alpha and its wholly-owned subsidiaries, effected or authorised, proposed or announced its intention to propose any change in its share or loan capital (or equivalent thereof);
(iv)    save as between Alpha and its wholly-owned subsidiaries, or between such wholly-owned subsidiaries, purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced its share capital;
(v)    proposed or agreed to provide or modify the terms of any share option scheme (including the Alpha Share Plans), incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Alpha Group;
(vi)    save as between Alpha and its wholly-owned subsidiaries or in accordance with the Alpha Share Plans in the ordinary course and consistent with past practice, implemented, effected or authorised, proposed or announced its intention to propose any merger, demerger, reconstruction, arrangement, amalgamation, commitment or scheme or any acquisition or disposal or transfer of assets, shares or loan capital (or the equivalent thereof) or any right, title or interest in any assets, shares or loan
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capital (or the equivalent thereof) or other transaction or arrangement in respect of itself or another member of the Wider Alpha Group;
(vii)    save as between Alpha and its wholly-owned subsidiaries, acquired or disposed of or transferred or mortgaged, charged or encumbered any assets or shares or any right, title or interest in any assets or shares or entered into, varied or terminated or authorised, proposed or announced its intention to enter into, vary, terminate or authorise any agreement, arrangement, contract, transaction or commitment (other than in the ordinary course of business) which is of a loss-making, long-term or unusual or onerous nature or magnitude, or which involves an obligation of such a nature or magnitude, in each case which is material in the context of the Wider Alpha Group taken as a whole or in the context of the Acquisition;
(viii)    exercised any pre-emption rights, or any similar rights that allow any member of the Wider Alpha Group to subscribe for, or acquire, shares in any other person;
(ix)    issued or authorised or proposed the issue of or made any change in or to any debentures (other than in the ordinary course of business) or, save as between Alpha and its wholly-owned subsidiaries, incurred or materially increased any indebtedness or liability, actual or contingent;
(x)    made, or announced any proposal to make, any material change or addition which is material in the context of the Wider Alpha Group as a whole to any retirement, death or disability benefit or any other employment-related benefit (including, but not limited to, bonuses, retention arrangements or share incentive schemes or other benefit relating to the employment or termination of employment of any employee of the Wider Alpha Group) of or in respect of any of its directors, employees, former directors or former employees;
(xi)    except in relation to changes made or agreed to be made as required by applicable legislation or other laws or changes to legislation or other laws, having made or agreed or consented to any material change to:
I.    the terms of the trust deeds or other documentation constituting and/or governing the pension scheme(s) (or other arrangements for the provision of retirement benefits) established by any member of the Wider Alpha Group for its directors, employees or their dependents;
II.    the contributions payable to any such pension scheme(s) or other retirement benefit arrangements or the benefits which accrue or the retirement benefits which are payable thereunder;
III.    the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or
IV.    the basis upon which the liabilities (including pensions or other retirement or death benefits) of such pension schemes or other retirement benefit arrangements are funded, valued or made;
(xii)    save as between Alpha and its wholly-owned subsidiaries, granted any lease or third party rights in respect of any of the leasehold or freehold property owned or occupied by it or transferred or otherwise disposed of any such property entered into or varied;
(xiii)    made any offer (which remains open for acceptance) to enter into or vary the terms of any service agreement, commitment or arrangement with any director or senior executive of Alpha or any director or senior executive of the Wider Alpha Group;
Alpha Group - Restricted

(xiv)    taken any action which results in the creation or acceleration of any tax liability for any member of the Wider Alpha Group which is material in the context of the Wider Alpha Group taken as a whole or in the context of the Acquisition;
(xv)    made any amendment to its memorandum or articles of association;
(xvi)    waived, compromised or settled any claim or authorised any such waiver or compromise, save in the ordinary course of business, which is material in the context of the Wider Alpha Group taken as a whole or material in the context of the Acquisition;
(xvii)    been unable or admitted that it is unable to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business or proposed or entered into any composition or voluntary arrangement with its creditors (or any class of them) or the filing at court of documentation in order to obtain a moratorium prior to a voluntary arrangement or, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
(xviii)    taken or proposed any corporate action or had any steps taken or had any legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution, striking-off or reorganisation or for the appointment of a receiver, administrator (including the filing of any administration application, notice of intention to appoint an administrator or notice of appointment of an administrator), administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction;
(xix)    taken, entered into or had started or threatened against it in a jurisdiction outside England and Wales any form of insolvency proceeding or event similar or analogous to any of the events referred to in Conditions (k)(xvii) and (xviii) above; or
(xx)    agreed to enter into or entered into an agreement or arrangement or commitment or passed any resolution or announced any intention or made any offer (which remains open to acceptance) with respect to any of the transactions, matters or events referred to in this Condition (k);
and in this Condition (k), the phrase "wholly-owned subsidiary of Alpha" shall mean any subsidiary of Alpha in which all or a majority of the shares are held by Alpha or any of its subsidiaries, with any remaining shares held by employees of Alpha or any of its subsidiaries ("Employee Shareholders") (and "wholly-owned subsidiaries of Alpha" shall be construed accordingly) provided that, other than in Condition (k)(ii)(y) (and subject to the limitation set out therein), references to transactions and other actions and arrangements between wholly-owned subsidiaries of Alpha do not include any dividend or other distribution, or any transfer or return or attribution of assets, rights, value or capital, arising from or in connection with the entering into or the completion or implementation of such transaction, action or arrangement to any Employee Shareholders.
No adverse change, litigation, regulatory enquiry or similar
l)    except as Disclosed there having been since the Accounts Date:
(i)    no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Alpha Group which is material in the context of the Wider Alpha Group taken as a whole or is material in the context of the Acquisition;
Alpha Group - Restricted

(ii)    no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of any member of the Wider Alpha Group or to which any member of the Wider Alpha Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider Alpha Group, in each case which is or might reasonably be expected to be material in the context of the Wider Alpha Group, or the Wider Corpay Group, taken as a whole or in the context of the Acquisition;
(iii)    no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Alpha Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Alpha Group, in each case which might reasonably be expected to have a material adverse effect on the Wider Alpha Group, or the Wider Corpay Group, taken as a whole or is or might reasonably be expected to be material in the context of the Acquisition;
(iv)    no contingent or other liability having arisen or increased which is reasonably likely to adversely affect the business, assets, financial or trading position or profits or prospects of any member of the Wider Alpha Group to an extent which is material in the context of the Wider Alpha Group taken as a whole or in the context of the Acquisition;
(v)    no member of the Wider Alpha Group having conducted its business in breach of applicable laws and regulations and which is material in the context of the Wider Alpha Group as a whole or material in the context of the Acquisition; and.
(vi)    no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Alpha Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which is or might reasonably be expected to have a material adverse effect on the Wider Alpha Group taken as a whole or is or might reasonably be expected to be material in the context of the Acquisition;
No discovery of certain matters regarding information, liabilities and environmental issues
m)    except as Disclosed, Corpay not having discovered:
(i)    that any financial, business or other information concerning the Wider Alpha Group publicly announced before the Announcement Date or disclosed at any time to any member of the Wider Corpay Group by or on behalf of any member of the Wider Alpha Group before the Announcement Date is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, which was not subsequently corrected at least two Business Days before the Announcement Date by disclosure either publicly or otherwise to Corpay to an extent which in any case is material in the context of the Wider Alpha Group as a whole or in the context of the Acquisition;
(ii)    that any member of the Wider Alpha Group is subject to any liability, contingent or otherwise, which is not disclosed in the 2024 Annual Report and which in any case is material in the context of the Wider Alpha Group as a whole or in the context of the Acquisition;
(iii)    that any member of the Wider Alpha Group or any partnership, company, joint venture or other entity in which any member of the Wider Alpha Group has a significant
Alpha Group - Restricted

economic interest and which is not a subsidiary undertaking of Alpha is subject to any liability, contingent or otherwise;
(iv)    that any past or present member, director, or officer of the Wider Alpha Group has not complied with all applicable legislation, regulations, requirements or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability, including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider Alpha Group;
(v)    that there has been a disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Alpha Group and which in any case is material in the context of the Wider Alpha Group as a whole or is material in the context of the Acquisition;
(vi)    that there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Alpha Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto which in any case is material in the context of the Wider Alpha Group as a whole or is material in the context of the Acquisition; or
(vii)    that circumstances exist (whether as a result of making the Acquisition or otherwise) which would or would be reasonably likely to lead to any Third Party having a claim in respect of any service, product or process of manufacture or materials used therein now or previously manufactured, provided, sold or carried out by any past or present member of the Wider Alpha Group which is material in the context of the Wider Alpha Group taken as a whole or is material in the context of the Acquisition;
Anti-corruption, sanctions and criminal property
n)    except as Disclosed, Corpay not having discovered:
(i)    that any past or present member, director, officer or employee of the Wider Alpha Group or any other entity or person that performs or has at any time performed services for or on behalf of any member of the Wider Alpha Group is or has at any time engaged for or on behalf of any member of the Wider Alpha Group in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 or the US Foreign Corrupt Practices Act of 1977 (in each case as amended from time to time), or any other anti-corruption law, rule, legislation or regulation applicable to the Wider Alpha Group;
(ii)    that any: (y) asset of any member of the Wider Alpha Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (as amended from time to time but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, legislation or regulation concerning money laundering or proceeds of crime; or (z) any member of the Wider
Alpha Group - Restricted

Alpha Group is found to have engaged in activities constituting money laundering under any applicable law, rule, legislation or regulation concerning money laundering, including the Sanctions and Anti-Money Laundering Act 2018 (in each case as amended from time to time);
(iii)    that any past or present member, director, officer or employee of the Wider Alpha Group or any other entity or person for whom any such entity or person may be liable or responsible, has for or on behalf of any member of the Wider Alpha Group engaged in any business with or made any investments in, or made any payments, funds or assets available to or received any funds or assets from: (x) any government, entity or person designated as being subject to restrictions under economic or trade sanctions implemented by the UK, US, European Union (including member states) or the United Nations; or (y) any country or territory subject to comprehensive economic or trade sanctions maintained by the UK, the US, the European Union (including member states) or the United Nations;
(iv)    that any past or present member, director, officer or employee of the Wider Alpha Group or any other entity or person for whom any such entity or person may be liable or responsible, has for or on behalf of any member of the Wider Alpha Group engaged in any business with or provided goods, services and/or technologies to any government, entity or person in violation of economic or trade sanctions or export control laws implemented by the UK, US, European Union (including member states) or United Nations;
(v)    that any member of the Alpha Group being engaged in any transaction which has or would cause Corpay to be in breach of any law, rule, legislation or regulation upon its acquisition of Alpha, including any economic and trade sanctions or export control laws of the US, the UK, the European Union (including member states) or the United Nations; or
(vi)    that any past or present member, director, officer or employee of the Wider Alpha Group, or any other entity or person for whom any such entity or person may be liable or responsible: (w) has engaged for or on behalf of any member of the Wider Alpha Group in conduct which would violate any relevant anti-terrorism law, rule, legislation or regulation, including but not limited to the Terrorism Act 2000 and/or the USA PATRIOT Act of 2001 (in each case as amended from time to time); or (x) is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organisation or found to have violated any applicable law, rule, legislation or regulation concerning government contracting or public procurement.

Alpha Group - Restricted

Part B: Waiver and invocation of the Conditions
1.Subject to the requirements of the Panel in accordance with the Takeover Code, Corpay reserves the right to waive:
1.1.    any of the deadlines set out in Condition 2 in Part A above for the timing of the Court Meeting, General Meeting and the Court Hearing. If any such deadline is not met, Corpay shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Alpha (or, as the case may be, the Panel) to extend the deadline in relation to the relevant Condition; and
1.2.    in whole or in part, all or any of the Conditions in Part A above, except for Conditions 2(a)(i), 2(b)(i) and 2(c)(i) (Scheme Approval), which cannot be waived.
2.The Acquisition will be subject to the satisfaction (or waiver, if permitted) of the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions which will be set out in the Scheme Document.
3.Conditions 2(a)(i), 2(b)(i) and 3(a) to (n) (inclusive) must each be either fulfilled, determined by Corpay to be or to remain satisfied or (if capable of waiver) waived, by no later than 11.59 p.m. on the date immediately preceding the date of the Court Hearing, failing which the Acquisition will lapse. Corpay shall be under no obligation to waive or treat as satisfied or as remaining satisfied any of Conditions 3(a) to (n) (inclusive) by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Conditions to the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.
4.If Corpay is required to make an offer or offers for any Alpha Shares under the provisions of Rule 9 of the Takeover Code, Corpay may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.
5.Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.
6.Under Rule 13.5(a) of the Takeover Code, Corpay may not invoke a Condition of the Scheme so as to cause the Scheme not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Corpay in the context of the Acquisition. Only Conditions 1 and 2 of Part A (and, if applicable, any acceptance condition adopted on the basis specified in paragraph 2 of Part C below in relation to any Takeover Offer) are not subject to Rule 13.5(a) of the Takeover Code. Corpay may only invoke a Condition that is subject to Rule 13.5(a) of the Takeover Code with the consent of the Panel and any Condition which is subject to Rule 13.5(a) of the Takeover Code may be waived by Corpay.
Part C: Implementation by way of a Takeover Offer
1.Corpay reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme with the consent of the Panel and subject to the terms of the Co-operation Agreement.
2.In such event, such Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments (in
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accordance with the terms of the Co-operation Agreement) to reflect the change in method of effecting the Acquisition, including (without limitation) the inclusion of an acceptance condition set at a level permitted by the Panel and the terms of the Co-operation Agreement (being in any case more than 50% of the Alpha Shares). Further, if sufficient acceptances of such Takeover Offer are received or sufficient Alpha Shares are otherwise acquired, Corpay intends to apply the provisions of the Companies Act to acquire compulsorily any outstanding Alpha Shares in respect of which such Takeover Offer has not been accepted.
Part D: Certain further terms of the Acquisition
1.Alpha Shares will be acquired by Corpay with full title guarantee, fully paid and free from all Encumbrances and together with all rights attaching to them as at the date of this Announcement or subsequently attaching or accruing to them, including voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of value or capital made, on or after the Effective Date.
2.If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of value or capital is authorised, declared, made or paid or becomes payable in respect of the Alpha Shares, Corpay reserves the right (without prejudice to any right of Corpay, with the consent of the Panel, to invoke Condition 3(k)(ii) in Part A above), to reduce the consideration payable under the terms of the Acquisition for the Alpha Shares by an amount up to the amount of such dividend and/or distribution and/or return of value or capital, in which case any reference in this Announcement or in the Scheme Document to the consideration payable under the terms of the Acquisition will be deemed to be a reference to the consideration as so reduced. To the extent that any such dividend and/or distribution and/or other return of value or capital is authorised, declared, made or paid or is payable prior to the Scheme becoming Effective in accordance with its terms and it is:
(i)    transferred pursuant to the Acquisition on a basis which entitles Corpay to receive the dividend or distribution and to retain it; or
(ii)    cancelled,
the consideration payable under the terms of the Acquisition will not be subject to change in accordance with this paragraph. Any exercise by Corpay of its rights referred to in this paragraph will be the subject of an announcement and, for the avoidance of doubt, will not be regarded as constituting any revision or variation of the Acquisition.
3.The Acquisition will be subject, inter alia, to the Conditions and certain further terms which are set out in this Appendix I, and those terms which will be set out in the Scheme Document and such further terms as may be required to comply with the Listing Rules and the provisions of the Takeover Code.
4.The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in the Scheme Document.
5.The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any such jurisdiction.
6.This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme, and any proxies is governed by the laws of England and Wales and is subject to the jurisdiction of
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the English courts and to the Conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Listing Rules.
Alpha Group - Restricted

APPENDIX II
SOURCES OF INFORMATION AND BASES OF CALCULATION
In this Announcement, unless otherwise stated, or the context otherwise requires, the bases and sources used are set out below.
(i)    The Acquisition Price values the entire issued and to be issued ordinary share capital of Alpha at approximately £1,805 million on a fully diluted basis.
(ii)    The premium calculations have been calculated by reference to: (i) the Acquisition Price of £42.50 per Alpha Share, (ii) the closing price of an Alpha Share of £27.45, and (iii) the one-month volume-weighted-average price of an Alpha Share of £24.81, in each case as of 1 May 2025 (being the last business day before Corpay's announcement on 2 May 2025).
(iii)    The cash adjusted premium calculations to the price per Alpha Share have been calculated by reference to (i) the cash adjusted Acquisition Price of £37.38, (ii) the cash adjusted closing price of an Alpha Share of £22.33, and (iii) the cash adjusted one-month volume-weighted-average price of an Alpha Share of £19.69, in each case as of 1 May 2025. Alpha's Adjusted Net Cash was £218 million as of 31 December 2024 and Alpha's total fully diluted issued share capital is 42,464,700.
(iv)    The value of the Acquisition on a fully diluted basis has been calculated on the basis of a fully diluted issued share capital 42,464,700 Alpha Shares, which is calculated by reference to 42,304,607 Alpha Shares in issue on 15 May 2025 (excluding shares held in treasury) and a further 160,093 Alpha Shares which may be issued on or after the date of this Announcement on the exercise of options or vesting of awards under the Alpha Group Long Term Incentive Plan 2024 and a subsidiary earnout mechanism based on an anticipated Effective Date occurring by the fourth quarter of 2025. This additional number of Alpha Shares has been calculated on the basis of the assumed number of Alpha Shares that may be issued under the Alpha Group Long Term Incentive Plan 2024, although the number to be issued might be different due to the application of performance conditions applicable to the awards. The number does not take into account any Alpha Shares that may become issuable in respect of the Subsidiary Schemes.
(v)    Unless otherwise stated, all prices and closing prices for Alpha Shares are closing middle market quotations derived from information published by the London Stock Exchange.
(vi)    Volume weighted average prices have been derived from FactSet and have been rounded to the nearest single decimal place.
(vii)    Unless otherwise stated, the financial information relating to Alpha is extracted (without material adjustment) from the 2024 Annual Report.
(viii)    Certain figures included in this Announcement have been subject to rounding adjustments.

Alpha Group - Restricted

APPENDIX III
IRREVOCABLE UNDERTAKINGS
Part A: Morgan Tilbrook's Irrevocable Undertaking
Morgan Tillbrook has, on the basis set out below, given an irrevocable undertaking to Corpay to vote in favour of both the Scheme at the Court Meeting and the Special Resolution or, as the case may be, accept an offer made by Corpay.

Number of ordinary shares	Registered owner	Beneficial owner
5,076,898	Morgan James Tillbrook	Morgan James Tillbrook

(a)    The Morgan Tillbrook irrevocable undertaking includes undertakings:
(i)    to vote, or procure the vote, in favour (or to submit, or procure the submission of, Forms of Proxy voting in favour) of:
-    the Scheme at the Court Meeting; and
-    the Special Resolution; and
(ii)    if Corpay exercises its right to structure the Acquisition as a Takeover Offer, to accept, or procure the acceptance of the Takeover Offer.
(b)    The Morgan Tillbrook irrevocable undertaking will lapse and shall cease to have any effect:
(i)    where the Acquisition is to be implemented by way of the Scheme, the Scheme lapses or is withdrawn or has not become Effective in accordance with its terms by the Long Stop Date unless either (x) it is withdrawn or lapses in connection with an Agreed Switch (in accordance with the terms of the Co-operation Agreement) or (y) a public announcement has (subject to receiving the Panel's consent, if required, and any applicable terms of the Co-operation Agreement) been made by Corpay at or before the time of or within five Business Days after such lapse or withdrawal (or, as the case may be, at or before the Long Stop Date) in relation to Corpay or a person acting in concert with Corpay having elected to implement the Acquisition by way of Takeover Offer; or
(ii)    where the Acquisition is to be implemented by way of Takeover Offer, the Takeover Offer lapses or is withdrawn without having become or been declared unconditional in all respects and no public announcement has been made by Corpay at or before the time of or within five Business Days after such lapse or withdrawal in relation to Corpay or a person acting in concert with Corpay having elected (subject to receiving the Panel's consent, if required, and to any applicable terms of the Co-operation Agreement) to implement the Acquisition by way of the Scheme; or
(iii)    if Corpay announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition by way of the Scheme unless either (x) the same
Alpha Group - Restricted

occurs in connection with an Agreed Switch (in accordance with the terms of the Co-operation Agreement) or (y) a public announcement has (subject to receiving the Panel's consent, if required, and any applicable terms of the Co-operation Agreement) been made by Corpay at or before the time of or within five Business Days after such announcement in relation to Corpay or a person acting in concert with Corpay having elected to implement the Acquisition by way of Takeover Offer and such announcement is followed promptly by an announcement of the Takeover Offer pursuant to Rule 2.7 of the Code.
(c)    The Morgan Tillbrook irrevocable undertaking remains binding even in the event of a competing offer for Alpha at a price higher than the Acquisition Price.
Part B: Alpha Directors' Irrevocable Undertakings
The following Alpha Directors have also, on the basis set out below given irrevocable undertakings to Corpay to vote in favour of both the Scheme at the Court Meeting and the Special Resolution, or as the case may be, accept an offer made by Corpay.

Name of Alpha Director	Number of Alpha Shares in respect of which undertaking is given	Percentage of Alpha issued share capital in respect of which undertaking is given
Clive Kahn	690,202	1.6315%
Tim Butters	51,685	0.1222%
Vijay Champaklal Thakrar	11,916	0.0282%
Dame Jayne-Anne Gadhia	9,516	0.0225%
Tim Powell	8,963	0.0212%

(d)    The directors' irrevocable undertakings include undertakings:
(i)    to vote, or procure the vote, in favour (or to submit, or procure the submission of, Forms of Proxy voting in favour) of:
-    the Scheme at the Court Meeting; and
-    the Special Resolution; and
(ii)    if Corpay exercises its right to structure the Acquisition as a Takeover Offer, to accept, or procure the acceptance of the Takeover Offer.
(e)    The directors' irrevocable undertakings will lapse and shall cease to have any effect:
(i)    where the Acquisition is to be implemented by way of the Scheme, the Scheme lapses or is withdrawn or has not become Effective in accordance with its terms by the Long Stop Date unless either (x) it is withdrawn or lapses in connection
Alpha Group - Restricted

with an Agreed Switch (in accordance with the terms of the Co-operation Agreement) or (y) a public announcement has (subject to receiving the Panel's consent, if required, and to any applicable terms of the Co-operation Agreement) been made by Corpay at or before the time of or within five Business Days after such lapse or withdrawal (or, as the case may be, at or before the Long Stop Date) in relation to Corpay or a person acting in concert with Corpay having elected (subject to receiving the Panel's consent, if required, and to any applicable terms of the Co-operation Agreement) to implement the Acquisition by way of Takeover Offer; or
(ii)    if Corpay announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition by way of the Scheme unless either (x) the same occurs in connection with an Agreed Switch (in accordance with the terms of the Co-operation Agreement) or (y) a public announcement has (subject to receiving the Panel's consent, if required, and to any applicable terms of the Co-operation Agreement) been made by Corpay at or before the time of or within five Business Days after such announcement in relation to Corpay or a person acting in concert with Corpay having elected to implement the Acquisition by way of Takeover Offer and such announcement is followed promptly by an announcement of the Takeover Offer pursuant to Rule 2.7 of the Code.
(f)    The directors' irrevocable undertakings remain binding even in event of a competing offer for Alpha at a price higher than the Acquisition Price.

Alpha Group - Restricted

APPENDIX IV

DEFINITIONS
The following definitions apply throughout this Announcement unless the context requires otherwise:

"2024 Annual Report"	the annual report and accounts of Alpha for the financial year ended 31 December 2024;
"Accounts Date"	31 December 2024;
"Acquisition"
the direct or indirect acquisition by Corpay of the entire issued and to be issued ordinary share capital of Alpha, to be effected by means of the Scheme (or by way of the Takeover Offer under certain circumstances described in this Announcement), and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

"Acquisition Price"	4,250 pence per Alpha Share;
"Adjusted Net Cash"
Alpha's statutory cash position adjusted for collateral paid to banking partners, margin received from clients, early settlement of trades, or the unrealised mark-to-market profit or loss from client swaps;

"Agreed Switch"	has the meaning given to it in the Co-operation Agreement;
"Alpha"	Alpha Group International plc;
"Alpha Board"	the board of directors of Alpha;
"Alpha Directors"	the directors of Alpha;
"Alpha Group"	Alpha and its subsidiary undertakings and, where the context permits, each of them;
"Alpha Share Plans"	(i) the Group LTIP, and (ii) the Subsidiary Schemes;
"Alpha Shareholders"	the holders of Alpha Shares;
Alpha Group - Restricted

"Alpha Shares"	ordinary shares with a nominal value of 0.2 pence each in the capital of Alpha;
"Amended and Restated Confidentiality Agreement"	the amended and restated confidentiality agreement between Corpay and Alpha dated 23 July 2025, as described in paragraph 14 of this Announcement;
"Announcement"	this announcement;
"Announcement Date"	the date of this Announcement;
"Authorisations"	regulatory authorisations, orders, recognitions, determinations, grants, consents, clearances, confirmations, certificates, licences, permissions, exemptions or approvals;
"Business Day"
means a day other than a Saturday, Sunday or public holiday in England when banks in London (United Kingdom) and New York (United States) are open for the transaction of normal, non-automated, banking business;

"Cash Consideration"
the cash amount of 4,250 pence payable by Corpay under the Acquisition in respect of each Alpha Share, as may be adjusted in accordance with the terms of the Acquisition as set out in this Announcement;

"Centerview"	Centerview Partners UK LLP, financial adviser to Alpha;
"Clean Team Agreement"	the clean team agreement between Alpha and Corpay dated 26 June 2025;
"Companies Act"	the Companies Act 2006, as amended;
"Conditions"	the conditions to the implementation of the Acquisition, as set out in Part A of Appendix I to this Announcement and to be set out in the Scheme Document;
"Co-operation Agreement"	the co-operation agreement between Alpha and Corpay dated 23 July 2025, brief particulars of which are set forth in paragraph 14 of this Announcement;
Alpha Group - Restricted

"Corpay"	Corpay, Inc.;
"Court"	the High Court of Justice in England and Wales;
"Court Hearing"	the Court hearing at which Alpha will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act;
"Court Meeting"
the meeting of the Scheme Shareholders to be convened pursuant to an order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment), including any adjournment, postponement or reconvening thereof;

"Court Order"	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;
"CREST"	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear;
"Dealing Disclosure"	has the same meaning as in Rule 8 of the Takeover Code;
"Disclosed"
the information which has been fairly disclosed by or on behalf of Alpha: (i) in the 2024 Annual Report; (ii) in this Announcement; (iii) in any other announcement to a Regulatory Information Service by or on behalf of Alpha at least one Business Day prior to the Announcement Date; (iv) in filings made with the Registrar of Companies and appearing in Alpha's file or those of any member of the Wider Alpha Group at Companies House at least one Business Day prior to the Announcement Date; or (v) to Corpay (or its respective officers, employees, agents or advisers) at least one Business Day prior to the Announcement Date (including, without limitation, all matters fairly disclosed in the written replies, correspondence, documentation and information provided in the electronic data room created by or on behalf of Alpha);

Alpha Group - Restricted

"Effective"
in the context of the Acquisition: (a) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or (b) if the Acquisition is implemented by way of the Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Takeover Code;

"Effective Date"	the date on which the Acquisition becomes Effective;
"EMRs"	the Electronic Money Regulations 2011, as amended from time to time;
"Encumbrances"	liens, equitable interests, options, charges, encumbrances, rights of pre-emption and other third party rights and interests of any nature whatsoever;
"Euroclear"	Euroclear UK and Ireland Limited;
"Excluded Shares"	(i) any Alpha Shares beneficially owned by Corpay or, any member of the Wider Corpay Group; or (ii) any Alpha Shares held in treasury by Alpha;
"FCA" or "Financial Conduct Authority"	the UK Financial Conduct Authority;
Alpha Group - Restricted

"Financing Documents"
(i) the Credit Agreement; (ii) Fee Credit Letter among BofA Securities, Inc. ("BOFA Securities"), Barclays Capital, Inc. ("Barclays Capital"), J.P. Morgan Securities LLC ("JP Morgan Securities") and Corpay; (iii) Engagement Letter among BofA Securities, Barclays Capital, J.P. Morgan Securities and Corpay; (iv) Bridge Fee Letter among Bank of America N.A. ("Bank of America"), BofA Securities, Barclays Bank plc ("Barclays Bank"), JPMorgan Chase Bank, N.A. ("JP Morgan Chase") and Corpay; (v) Bridge Agency Fee Letter among Bank of America, BofA Securities and Corpay; (vi) Structuring Fee Letter (Barclays) between Barclays Bank and Corpay; (vii) Structuring Fee Letter (JPM) between JPMorgan Chase and Corpay; (viii) Bridge Syndication Letter among Bank of America, BofA Securities, Barclays Bank, JPMorgan Chase and Corpay; and (ix) Guaranty Agreement executed in favour of Bank of America, as Administrative Agent, for the benefit of the holders of the Obligations, by each of the Guarantors (each as defined in the Credit Agreement);

"Forms of Proxy"	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which will accompany the Scheme Document;
"FSMA"	the Financial Services and Markets Act 2000, as amended from time to time;
"General Meeting"	the general meeting of Alpha (including any adjournment, postponement or reconvening thereof) to be convened in connection with the Scheme, notice of which will be set out in the Scheme Document;
"Governmental Authority"
the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, bureau, board, commission, association, institution, instrumentality, authority, body, court, tribunal, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

"Group LTIP"	Alpha Group Long Term Incentive Plan 2024 as amended from time to time;
Alpha Group - Restricted

"Initial Confidentiality Agreement"	the confidentiality agreement between Corpay, Alpha and Cambridge Mercantile Corp. (UK) Limited dated 24 February 2025, as described in paragraph 14 of this Announcement;
"Italian FDI Authorisation"
any approval, consent, waiver, exemption, no-action notice or other clearance or authorisation, whether express or implied (including the lapse of a prescribed time period at the end of which without an objection being made the authorisation will be deemed granted), that is issued (or deemed issued) by or under the authority of the Italian FDI Authority pursuant to the Italian FDI Laws applicable in Italy, in connection with the Acquisition;

"Italian FDI Authority"
the Presidency of the Italian Council of Ministers (Presidenza del Consiglio dei Ministri) or any other office, department or branch of the Italian government that is competent, under the Italian FDI Laws, to screen certain transactions, actions or resolutions (such as the Acquisition) that may be subject to the Italian FDI Laws and issue the Italian FDI Authorisation;

"Italian FDI Laws"
applicable laws governing foreign direct investments or investments by certain persons in certain strategic business sectors in Italy, including Regulation (EU) 2019/452 of the European Parliament and the Council of 19 March 2019 and Italy's Law-Decree No. 21 of 15 March 2012 (as subsequently converted into law, amended and supplemented) and relevant secondary regulations;

"Joint Defence Agreement"	the joint defence agreement between Alpha, Corpay and their respective external counsel dated 3 July 2025;
"Latest Practicable Date"	22 July 2025, being the latest practicable date before the Announcement Date;
"Linking Deed"	has the meaning given to it in the Morgan Tillbrook irrevocable undertaking;
"Listing Rules"	the rules and regulations published by the FCA and contained in the UK Listing Rules sourcebook which is part of the FCA Handbook;
"London Stock Exchange"	London Stock Exchange Group;
Alpha Group - Restricted

"Long Stop Date"	11.59 pm on 23 May 2026 or such later date as may be agreed in writing by Corpay and Alpha (with the Panel's consent and as the Court may approve (if such consent and/or approval is required));
"MFSA"	Malta Financial Services Authority
"Official List"	the official list maintained by the FCA pursuant to Part 6 of the FSMA;
"Opening Position Disclosure"	has the same meaning as in Rule 8 of the Takeover Code;
"Oppenheimer"	Oppenheimer Europe Limited, Financial Adviser to Corpay;
"Overseas Shareholders"	Alpha Shareholders (or nominees of, or custodians or trustees for Alpha Shareholders) not resident in, or nationals or citizens of, the United Kingdom;
"Panel"	the Panel on Takeovers and Mergers;
"Peel Hunt"	Peel Hunt LLP, financial adviser to Alpha;
"Pledged Shares"	has the meaning given to it in the Morgan Tillbrook irrevocable undertaking;
"Registrar of Companies"	the Registrar of Companies in England and Wales;
"Regulatory Conditions"	the Conditions in paragraphs 3(a) to 3(f) (inclusive) of Part A of Appendix I to this Announcement;
"Regulatory Information Service"	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory information;
Alpha Group - Restricted

"Restricted Jurisdiction"
any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if the Acquisition is extended or made available in that jurisdiction or if information concerning the Acquisition is made available in that jurisdiction or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Corpay or Alpha regards as unduly onerous;

"Sanctioned Person"
any person or organisation, including a nominee, custodian or agent, (i) which is designated on any list of persons, entities, groups or bodies targeted by Sanctions (including but not limited to the Specially Designated Nationals and Blocked Persons List maintained by the US Department of Treasury's Office of Foreign Asset Control, the Consolidated List of Financial Sanctions Targets maintained by the Office of Financial Sanctions Implementation, and the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions maintained by the European Commission); (ii) which is, or is part of, a government of a Sanctioned Territory; (iii) which is owned or controlled by any of the foregoing; or (v) which is otherwise subject to or targeted under any asset freeze or transaction prohibition under Sanctions;

"Sanctioned Territory"
any country or other territory subject to a general export, import, financial or investment embargo under Sanctions, which countries and territories, as of the date of this Announcement, are Cuba, Iran, North Korea and the Crimea and Russian-occupied portions of the Luhansk and Donetsk regions of Ukraine;

"Sanctions"
any financial sanctions laws or regulations (including any asset freeze sanctions and transaction bans), as amended from time to time, administered, enacted or enforced by: (i) the United Kingdom; (ii) the European Union or any member state thereof; (iii) the United States of America; or (iv) the United Nations; or (v) any other jurisdiction where the relevant sanctions laws or regulations are applicable to and binding on Alpha or Corpay;

Alpha Group - Restricted

"Sanctions Authority"
any Governmental Authority responsible for the administration or enforcement of Sanctions (including but not limited to the US Department of Treasury's Office of Foreign Asset Control, the Office of Financial Sanctions Implementation, and any equivalent Governmental Authority of the European Union or any member state thereof);

"Scheme"
the proposed scheme of arrangement under Part 26 of the Companies Act between Alpha and the Scheme Shareholders in connection with the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Alpha and Corpay;

"Scheme Document"	the document to be sent to Alpha Shareholders containing, among other things, the Scheme and the notices convening, and accompanied by the Forms of Proxy;
"Scheme Record Time"	the time and date specified in the Scheme Document, currently expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date;
"Scheme Shareholders"	holders of Scheme Shares;
"Scheme Shares"
Alpha Shares:
(a)    in issue as at the date of the Scheme Document;
(b)    (if any) issued after the date of the Scheme Document but before the Scheme Voting Record Time; and
(c)    (if any) issued at or after the Scheme Voting Record Time and at or before the Scheme Record Time, either on terms that the original or any subsequent holders thereof will be bound by the Scheme or in respect of which the holders thereof will have agreed in writing to be bound by the Scheme, but in each case other than any Excluded Shares;

"Scheme Voting Record Time"	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined;
Alpha Group - Restricted

"Significant Interest"
in relation to an undertaking, a direct or indirect interest of 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking;

"Special Resolution"
the special resolution to be proposed at the General Meeting in connection with, among other things, the implementation of the Scheme and such other matters as may be necessary to implement the Scheme including (without limitation) a resolution to amend the articles of association of Alpha by the adoption and inclusion of a new article under which any Alpha Shares issued or transferred after the General Meeting shall either be subject to the Scheme or (after the Scheme Record Time) be, if and when Corpay determines at its sole discretion, immediately transferred to Corpay (or as it may direct) in exchange for the same cash consideration as is due under the Scheme, and a resolution to re-register Alpha as a private company;

"Subsidiary Schemes"
the share scheme arrangements under which employees of the Alpha Group acquire shares in Alpha FX Limited, Alpha FX Institutional Limited, Alpha FX Europe Limited or Alpha FX Netherlands Limited, each as amended from time to time;

"Subsidiary Share"	a share in a subsidiary of Alpha held by a participant in a Subsidiary Scheme;
"Takeover Code" or "Code"	the City Code on Takeovers and Mergers;
"Takeover Offer"
should the Acquisition be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Corpay to acquire the entire issued and to be issued ordinary share capital of Alpha and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer;

Alpha Group - Restricted

"Third Party"
each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction;

"United Kingdom" or "UK"	the United Kingdom of Great Britain and Northern Ireland;
"United States" or "US"	the United States of America, its territories and possessions, any state of the United States of America and all other areas subject to its jurisdiction and any political sub-division thereof;
"US Exchange Act"	the US Securities Exchange Act of 1934, as amended;
"Wider Alpha Group"
Alpha and its subsidiaries, subsidiary undertakings and associated undertakings and any other body corporate person or undertaking (including a joint venture, partnership, firm or company) in which Alpha and/or such undertakings (aggregating their interests) have a Significant Interest; and

"Wider Corpay Group"
Corpay and its subsidiaries, subsidiary undertakings and associated undertakings, and any other body corporate, person or undertaking (including a joint venture, partnership, firm or company) in which Corpay and/or such undertakings (aggregating their interests) have a Significant Interest.

For the purposes of this Announcement, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the respective meanings given thereto by the Companies Act.
All references to "pounds", "pounds Sterling", "Sterling", "£", "pence", "penny" and "p" are to the lawful currency of the United Kingdom.
All the times referred to in this Announcement are London times unless otherwise stated.
References to the singular include the plural and vice versa.
References to an enactment include references to that enactment as amended, replaced, consolidated or reenacted by or under any other enactment before or after the Announcement Date.
Alpha Group - Restricted